                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Comcast Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               [LOGO OF COMCAST]


                              1500 Market Street

                     Philadelphia, Pennsylvania 19102-2148

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 6, 2001

                               ----------------

  The Annual Meeting of Shareholders of Comcast Corporation (the "Company") will be held on Wednesday, June 6, 2001 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, West Tower, 9th Floor, Philadelphia, Pennsylvania, for the following purposes:

  1. To elect ten directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified.

  2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2001 fiscal year.

  3. To consider a proposal to approve the adoption of the 2001 Employee Stock Purchase Plan.

  4. To consider a proposal to approve an amendment to the 1996 Executive Cash Bonus Plan.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The close of business on April 17, 2001 has been fixed as the record date for the meeting. All shareholders of record at that time are entitled to notice of, and all holders of Class A Common Stock and Class B Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.

  Because holders of Class A Special Common Stock are not generally entitled to vote and no resolution is proposed for the meeting for which a vote of the Class A Special Common Stock is required by law, holders of Class A Special Common Stock are not entitled to vote at the meeting. The enclosed proxy statement is being sent to holders of Class A Special Common Stock for informational purposes only.

  In the event that the meeting is adjourned for one or more periods aggregating at least fifteen days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

  All shareholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy with respect to your shares of Class A Common Stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's 2000 Financial Report is enclosed.

                                          STANLEY WANG
                                          Secretary

May 2, 2001

                               [LOGO OF COMCAST]
                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of Comcast Corporation (the "Company"), a Pennsylvania corporation, for use at the Annual Meeting of Shareholders (the "meeting") to be held on Wednesday, June 6, 2001 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, West Tower, 9th Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are being mailed to shareholders on or about May 2, 2001.

  The Board of Directors does not intend to bring any matters before the meeting other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted "FOR" each of the nominees for the Board of Directors in the election of directors and "FOR" each of the other proposals submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting Electronically

  Instead of submitting your vote by mail on the enclosed proxy card, the Company's by-laws permit you to vote electronically via the Internet. Please note that there are separate Internet voting arrangements depending on whether shares registered in the Company's stock records are in your name or in the name of a brokerage firm or bank.

  The Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by the shareholder.

 For Shares Registered Directly in the Name of the Shareholder

  Shareholders with shares registered directly in their name in the Company's stock records maintained by its transfer agent, EquiServe Trust Company, N.A. ("EquiServe"), may vote their shares (1) via the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/cmcsa, (2) by mailing their signed proxy card, or (3) by attending the meeting and voting in person. Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Votes submitted via the Internet through EquiServe as described herein must be received by 5:00 p.m. eastern time on June 5, 2001.

 For Shares Registered in the Name of a Brokerage Firm or Bank

  A number of brokerage firms and banks are participating in separate programs that offer Internet voting options. Such programs are different from the program provided by EquiServe for shares registered directly in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in any such program, you may vote those shares via the Internet in accordance with instructions set forth on the voting form provided to you by the brokerage firm or bank that holds your shares.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

  At the close of business on April 17, 2001, the record date, the Company had outstanding 21,832,250 shares of Class A Common Stock, par value $1.00 per share, 9,444,375 shares of Class B Common Stock, par value $1.00 per share, and 913,785,165 shares of Class A Special Common Stock, par value $1.00 per share.

  On each matter voted upon at the meeting and any adjournment or postponement thereof, the Class A Common Stock and Class B Common Stock will vote together. Each record holder of Class A Common Stock will be entitled to one vote per share and each record holder of Class B Common Stock will be entitled to fifteen votes per share. Holders of Class A Special Common Stock shall not be entitled to vote at the meeting. References to voting classes of the Company's Common Stock herein shall not include the Class A Special Common Stock. In the election of directors, holders of Class A Common Stock and Class B Common Stock shall not have cumulative voting rights.

  The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which shareholders are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum for the meeting. In the event that the meeting is adjourned for one or more periods aggregating at least fifteen days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice of the meeting.

  In the election of directors, the ten nominees receiving a plurality of the votes cast at the meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR," "AGAINST" or, in the case of the election of directors, "WITHHELD," are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

  The holder of all of the Class B Common Stock has indicated that it will vote all of its shares "FOR" each of the nominees for director listed below and "FOR" each of the other proposals submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement. Consequently, the election of each of the nominees for director listed below and the approval of each of the other proposals submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement are assured.

Principal Shareholders

  The following table sets forth certain information regarding the holdings of each shareholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), of more than 5% of any voting class of the Company's Common Stock (Class A and Class B) as of February 28, 2001. So far as is known to the Company, the persons named in the table below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                                 Amount    Percent
   Title of Voting                                            Beneficially   of
   Class                 Name and Address of Beneficial Owner    Owned      Class
   ---------------       ------------------------------------ ------------ -------
   Class A Common Stock  Brian L. Roberts                        138,269     0.6%(1)
                         1500 Market Street
                         Philadelphia, PA 19102-2148

   Class B Common Stock  Brian L. Roberts                      9,444,375     100%(1)
                         1500 Market Street
                         Philadelphia, PA 19102-2148

--------
(1) As of February 28, 2001, Sural Corporation ("Sural"), a Delaware corporation, was the sole owner of the Company's outstanding Class B Common Stock and owned 136,913 shares of the Company's outstanding Class A Common Stock. Mr. Brian L. Roberts, President of the Company, owns stock representing substantially all of the voting power of all classes of voting securities of Sural. Pursuant to Rule 13d-3 under the Exchange Act, Mr. Brian L. Roberts is deemed to be the beneficial owner of the shares of Class B Common Stock and Class A Common Stock owned by Sural, and he is deemed to be the beneficial owner of 1,356 shares of Class A Common Stock owned by his wife, as to which he disclaims beneficial ownership. Since each share of Class B Common Stock is entitled to fifteen votes, the shares of Class A Common Stock and Class B Common Stock owned by Sural and Mr. Brian L. Roberts constituted as of February 28, 2001 approximately 87% of the voting power of the two classes of the Company's voting Common Stock combined. The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock or Class A Special Common Stock. If Sural and Mr. Brian L. Roberts were to convert the Class B Common Stock that they are deemed to beneficially own into Class A Common Stock, Mr. Roberts would beneficially own 9,582,644 shares of Class A Common Stock (approximately 30.6% of the Class A Common Stock).

Security Ownership of Management

  The following table sets forth certain information regarding the Class A Common Stock (one vote per share) and the Class A Special Common Stock (generally non-voting) beneficially owned by each director of the Company and the nominee for election as a director at the meeting, by Mr. Ralph J. Roberts (the "Chief Executive Officer," see note (12) below), by each of the Company's other four most highly compensated executive officers during 2000 and by all the current directors, the director nominee, Mr. Decker Anstrom, and the executive officers of the Company as a group, as of February 28, 2001. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                Amount Beneficially               Percent of
                                     Owned(1)                      Class(1)
                              ---------------------------       ---------------
                                               Class A                  Class A
Name of Beneficial Owner       Class A         Special          Class A Special
------------------------      ---------     -------------       ------- -------
John R. Alchin(3)............       --            858,203(4)       (2)     (2)
Decker Anstrom...............       --                --           (2)     (2)
Sheldon M. Bonovitz..........    12,080(5)        212,334(6)       (2)     (2)
Julian A. Brodsky(3).........   234,146(7)      3,137,366(8)      1.1%     (2)
Joseph L. Castle, II.........       375            32,369          (2)     (2)
Brian L. Roberts(3)(9).......   138,269(10)    12,390,861(11)      (2)    1.4%
Ralph J. Roberts(12).........   809,120(13)     5,762,802(14)     3.7%     (2)
Felix G. Rohatyn.............       --                --           (2)     (2)
Lawrence S. Smith(3).........       --            350,915(15)      (2)     (2)
Bernard C. Watson............       --             37,800          (2)     (2)
Irving A. Wechsler...........    98,581           592,427          (2)     (2)
Anne Wexler..................       --             39,300          (2)     (2)
All directors, the director
 nominee and executive
 officers as a group (15
 persons)(3)................. 1,333,132(5)     24,550,883(4)(6)   6.1%    2.7%
                               (7)(10)(13)  (8)(11)(14)(15)(16)

--------
 (1) With respect to each beneficial owner, the shares issuable upon exercise of his or her currently exercisable options and options exercisable within 60 days of February 28, 2001 are deemed to be outstanding for the purpose of computing the percentage of the class of Common Stock owned. Includes the following shares of Class A Special Common Stock for which the named individuals, and all directors, the director nominee and executive officers as a group, hold currently exercisable options or options exercisable within 60 days of February 28, 2001: Mr. Alchin, 663,752 shares; Mr. Bonovitz, 37,800 shares; Mr. Brodsky, 1,988,834 shares; Mr. Castle, 27,000 shares; Mr. Brian L. Roberts, 2,695,045 shares; Mr. Ralph J. Roberts, 3,754,147 shares; Mr. Smith, 217,300 shares; Mr. Watson, 37,800 shares; Mr. Wechsler, 37,800 shares; Ms. Wexler, 37,800 shares; and all directors, the director nominee and executive officers as a group, 10,529,968 shares. Does not include the following shares which were issuable under options exercised prior to February 28, 2001, but the receipt of which was irrevocably deferred pursuant to the Company's 1997 Deferred Stock Option Plan: Mr. Bonovitz, 26,537 shares; Mr. Brodsky, 1,678,293 shares; Mr. Ralph J. Roberts, 3,731,488 shares; and Mr. Wechsler, 21,601 shares.

 (2)  Less than one percent of the applicable class.

 (3) The following executive officers also beneficially own shares of the common stock of QVC, Inc., a 57%-owned subsidiary of the Company, including shares issuable under options to purchase shares exercisable within 60 days of February 28, 2001: Mr. Alchin, 2,280 shares; Mr. Brodsky, 3,040 shares; Mr. Brian L. Roberts, 6,240 shares; Mr. Smith, 2,600 shares; and all directors, the director nominee and executive officers as a group, 14,160 shares. The number of shares of common stock of QVC, Inc. beneficially owned by each of them, and by all directors, the director nominee and executive officers as a group, represents less than one percent of the outstanding common stock of QVC, Inc.

 (4) Includes 30 shares of Class A Special Common Stock owned in the Comcast Corporation Retirement--Investment Plan, as to which shares he disclaims beneficial ownership.

 (5) Includes 6,425 shares of Class A Common Stock owned by his wife and 2,636 shares held by him as trustee for a testamentary trust, as to all of which shares he disclaims beneficial ownership.

 (6) Includes 4,498 shares of Class A Special Common Stock owned by his wife, 112,528 shares held by him as trustee for a testamentary trust, 40,000 shares held by him as a trustee of grantor retained annuity trusts for his mother-in-law, and 10,476 shares owned by a charitable foundation of which his wife is a trustee, as to all of which shares he disclaims beneficial ownership.

 (7) Includes 15,000 shares of Class A Common Stock owned by a charitable foundation of which he and members of his family are directors and officers, and 88,178 shares owned by Swallow Drive Fund, L.P., a limited partnership the general partner of which is controlled by him and his wife, as to all of which shares he disclaims beneficial ownership.

 (8) Includes 289,562 shares of Class A Special Common Stock owned by Swallow Drive Fund, L.P. and 240,170 shares owned in a grantor retained annuity trust, as to all of which shares he disclaims beneficial ownership. See note (7) above.

 (9) Pursuant to Rule 13d-3 of the Exchange Act, Mr. Brian L. Roberts is also deemed to be the beneficial owner of all of the outstanding shares of the Company's Class B Common Stock owned by Sural. See note (1) to the table under the caption "Principal Shareholders."

(10) Includes 1,356 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership, and 136,913 shares owned by Sural. See note (1) to the table under the caption "Principal Shareholders."

(11) Includes 2,712 shares of Class A Special Common Stock owned by his wife and 40,621 shares owned in the Comcast Corporation Retirement-- Investment Plan, as to all of which shares he disclaims beneficial ownership. Also includes 9,581,288 shares owned by Sural, but does not include additional shares of Class A Special Common Stock issuable upon conversion of Class B Common Stock beneficially owned by Mr. Brian L. Roberts. See note (1) to the table under the caption "Principal Shareholders." If Sural and Mr. Brian L. Roberts were to convert the Class B Common Stock that they are deemed to beneficially own into Class A Special Common Stock, Mr. Brian L. Roberts would beneficially own 21,835,236 shares of Class A Special Common Stock (approximately 2.4% of the Class A Special Common Stock).

(12) The Company's by-laws do not provide for the position of "Chief Executive Officer." For purposes of application of the proxy rules of the Securities and Exchange Commission to this Proxy Statement, the Company has determined that Mr. Ralph J. Roberts should be deemed to be the Company's chief executive officer.

(13) Includes 570,813 shares of Class A Common Stock owned by a limited partnership, the general partner of which is controlled by Mr. Ralph J. Roberts.

(14) Includes 192,033 shares of Class A Special Common Stock owned by a charitable foundation of which he and his wife are trustees, as to which shares he disclaims beneficial ownership, and 570,813 shares owned by a limited partnership, the general partner of which is controlled by Mr. Ralph J. Roberts.

(15) Includes 36,355 shares of Class A Special Common Stock owned in a grantor retained annuity trust, as to which shares he disclaims beneficial ownership.

(16) Includes 58 shares of Class A Special Common Stock owned by executive officers, other than those named above, in the Comcast Corporation Retirement--Investment Plan, as to which shares beneficial ownership is disclaimed.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period January 1, 2000 through December 31, 2000 were made on a timely basis, except for: information regarding a disposition of shares of stock by Mr. Bonovitz, a director of the Company, in connection with sales of shares of stock by a trust for the benefit of his children, which sales should have been reported on a Form 4 by February 10, 2000 but were reported on a Form 5 filed on February 13, 2001; one report regarding a disposition of shares of stock by Mr. Watson, a director of the Company, in connection with the sale of shares of stock, for which a Form 4 was inadvertently filed late; and one report regarding the holdings of Lawrence J. Salva, Senior Vice President and Chief Accounting Officer of the Company, for which a Form 3 was inadvertently filed late.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  At the meeting, the shareholders will elect ten directors to hold office for the ensuing year and until their respective successors have been duly elected and qualified. Should any one or more of these nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. Each of the nominees other than Mr. Anstrom currently is serving as a director of the Company.

  The following sets forth certain information about each nominee:

  Ralph J. Roberts, 81, has served as a director and Chairman of the Board of Directors of the Company for more than five years. He is the President and a director of Sural. Mr. Roberts devotes the major portion of his time to the business and affairs of the Company. He is the father of Mr. Brian L. Roberts. Mr. Roberts is also a director of Comcast Cable Communications, Inc.

  Julian A. Brodsky, 67, has served as a director and Vice Chairman of the Board of Directors of the Company for more than five years. He serves as Treasurer and a director of Sural. Mr. Brodsky devotes a substantial portion of his time to the business and affairs of the Company. He is also a director of RBB Fund, Inc. and NDS Group plc.

  Brian L. Roberts, 41, has served as President of the Company and a director for more than five years. He is a Vice President and a director of Sural. Mr. Roberts devotes the major portion of his time to the business and affairs of the Company. He is a son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of Comcast Cable Communications, Inc. and The Bank of New York Company.

  Decker Anstrom, 50, is a nominee for election as a director of the Company at the meeting. Mr. Anstrom has been President and Chief Executive Officer of The Weather Channel since 1999. Prior to 1999, Mr. Anstrom was President and Chief Executive Officer of the National Cable Television Association ("NCTA") in Washington, D.C. for five years. He is currently a director of the NCTA and the Cable TV Advertising Bureau.

  Sheldon M. Bonovitz, 64, has been a director of the Company for more than five years. Mr. Bonovitz has been a partner specializing in tax matters with the law firm of Duane, Morris & Heckscher LLP for more than five years and is currently Chairman and Chief Executive Officer of that firm. Mr. Bonovitz is also a director of Surgical Laser Technologies, Inc. and Premier Research Worldwide, Ltd.

  Joseph L. Castle, II, 68, has been a director of the Company for more than five years. Mr. Castle has been, for more than five years, a financial consultant and is the Chairman and Chief Executive Officer and a director of Castle Energy Corporation, an independent oil and gas exploration and production company. Mr. Castle is also a director of Charming Shoppes, Inc.

  Felix G. Rohatyn, 72, was the United States Ambassador to France from September 1997 to December 2000. Prior to 1997, Mr. Rohatyn was Managing Director of Lazard Freres & Co. LLC, Investment Bankers, in New York, New York for at least five years. Mr. Rohatyn is also a director of Fiat SpA.

  Bernard C. Watson, 73, has been a director of the Company for more than five years. From 1993 until his retirement in 1997, Dr. Watson was Chairman of the Board of Directors of Health Management Alternatives Foundation. Prior to 1993, he had been President and Chief Executive Officer of the William Penn Foundation for more than five years.

  Irving A. Wechsler, 80, has been a director of the Company for more than five years. Mr. Wechsler is currently of counsel in the firm of Wechsler, Wolsh and Associates, Certified Public Accountants, in Pittsburgh, Pennsylvania, where he had previously been a partner for more than five years.

  Anne Wexler, 71, has been a director of the Company for more than five years and has been for more than five years Chairman of the Wexler Group, a consulting firm specializing in government relations and public affairs, which is an operating unit of Hill and Knowlton Public Affairs Worldwide. Ms. Wexler is also a director of seventeen individual funds of The Dreyfus Corporation complex of mutual funds, and a director of National Grid USA, Wilshire Mutual Funds, Inc. and Methanex Corporation.

Committees and Meetings of the Board of Directors

  The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Compensation Committee has a Subcommittee on Performance-Based Compensation.

  Messrs. Bonovitz, Castle, Brian L. Roberts and Ralph J. Roberts (Chair) serve as members of the Executive Committee. The Executive Committee held five meetings during 2000. The Executive Committee acts for the directors in the intervals between meetings of the Board of Directors.

  Messrs. Bonovitz, Castle and Wechsler (Chair) serve as members of the Audit Committee. The Audit Committee held eight meetings during 2000. The Audit Committee meets with the Company's independent public accountants, counsel, internal audit department and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy, as more fully described in the Audit Committee Charter attached as Annex A to this Proxy Statement and set forth in the Report of the Audit Committee presented under Proposal Two below.

  Messrs. Castle and Watson serve as members of the Subcommittee on Performance-Based Compensation of the Compensation Committee (the "Compensation Subcommittee"). The Compensation Subcommittee held four meetings during 2000. The Compensation Subcommittee's functions include responsibility for the Company's stock option, restricted stock and bonus plans, establishing performance-based criteria and goals for compensation to senior executive officers, and approving certain agreements with the Chief Executive Officer and Mr. Brian L. Roberts. Messrs. Bonovitz, Castle and Watson serve as members of the Compensation Committee, which considers and determines all other compensation matters relating to the Company's executive officers. The Compensation Committee held four meetings during 2000, in conjunction with meetings of the Compensation Subcommittee.

  Ms. Wexler (Chair) and Messrs. Castle and Watson serve as members of the Nominating Committee. The Nominating Committee held two meetings during 2000. The Nominating Committee reviews the size and composition of the Board of Directors and is responsible for recommending nominees to serve on the Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates recommended by other directors, employees and shareholders. Written suggestions for candidates to serve as directors if nominated and elected should be sent to the President of the Company at Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. The Company's by-laws require that written notice of the intent to make a nomination at a meeting of shareholders must be received by the President of the Company (a) with respect to an election to be held at an annual meeting, not less than 90 days in advance of the date which is the one year anniversary of the prior year's annual meeting of shareholders, and (b) with respect to an election to be held at a special meeting, the close of business on the seventh day following the day on which notice of a special meeting of shareholders for the election of directors is given to shareholders. The notice must contain:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and
(e) the consent of each nominee to serve as a director of the Company if so elected.

  The Board of Directors held five meetings in 2000. No member of the Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served.

Compensation of Directors

  Each member of the Board of Directors who is not an employee of the Company (a "non-employee director") receives an annual fee of $35,000, plus $2,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of any committee of the Board of Directors attended which is not held in conjunction with a meeting of the Board of Directors. In addition, any non-employee director who serves as the chair of a committee of the Board of Directors receives an annual fee of $1,000. Each director is also reimbursed for incidental travel expenses for meetings attended.

  The Comcast Corporation 1996 Stock Option Plan (the "1996 Stock Option Plan") provides that each non-employee director will be granted annually, on each February 1, an option to purchase 5,400 shares of Class A Special Common Stock (except that the first such grant to a new non-employee director will be an option to purchase 9,000 shares) at an exercise price per share equal to the fair market value of a share of Class A Special Common Stock on the date of grant. Each such option becomes exercisable six months after the date of grant and generally expires five years from the date of grant. Effective January 1, 1999, a non-employee director of the Company may not sell shares of the Company's common stock unless, subsequent thereto, such director owns shares of the Company's common stock with a value at least equal to five times their base annual compensation from the Company. See "Report on Executive Compensation--Equity Ownership Policy."

Certain Related Party Transactions

  Mr. Bonovitz, a director of the Company, is Chairman and Chief Executive Officer of the law firm of Duane, Morris & Heckscher LLP, which provides services to the Company from time to time. In 2000, total fees paid to Duane, Morris & Heckscher LLP by the Company were $362,170.

Compensation Committee Interlocks and Insider Participation

  Mr. Bonovitz, a member of the Compensation Committee, is Chairman and Chief Executive Officer of the law firm of Duane, Morris & Heckscher LLP, which provides services to the Company from time to time. Mr. Bonovitz is not a member of the Compensation Subcommittee, which, during 2000, performed substantially all functions of the Compensation Committee with respect to senior executives of the Company, including administration of the Company's stock option and restricted stock plans, the bonus plans applicable to senior executives of the Company, and approval of all agreements with the Chief Executive Officer, Mr. Brian L. Roberts and others.

                                 PROPOSAL TWO

               TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company for 2001. The Board of Directors has determined to request the shareholders to ratify such appointment, although shareholder ratification is not required. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

  The following table sets forth the fees incurred by the Company for the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2000.

                          Financial Information Systems
     Audit Fees           Design and Implementation Fees               All Other Fees
     ----------           ------------------------------               --------------
     $1.8 million                      --                               $3.3 million

Report of the Audit Committee

  The Audit Committee of the Board of Directors (the "Audit Committee") is composed entirely of independent directors as defined in the listing standards of the National Association of Securities Dealers. The key responsibilities of the Audit Committee are set forth in its Charter, adopted on May 1, 2000, which is included as Annex A to this Proxy Statement.

  The Audit Committee serves in an oversight capacity and is not intended to be part of the Company's operational or managerial decision-making process. The Company's management is responsible for preparing the Company's consolidated financial statements and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the Audit Committee is to monitor these processes.

  In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication With Audit Committees"), as amended.

  The Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 ("Independence Discussions With Audit Committees"). The Audit Committee has also considered whether the independent auditors' provision of non-audit related services to the Company is compatible with the auditors' independence.

  The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board has approved, subject to shareholder ratification, the selection of the Company's independent auditors.

                        Members of the Audit Committee
                          Irving A. Wechsler (Chair)
                              Sheldon M. Bonovitz
                             Joseph L. Castle, II

                                PROPOSAL THREE

                        TO APPROVE THE ADOPTION OF THE
             COMCAST CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN

  On December 20, 2000, the Board of Directors of the Company adopted the Comcast Corporation 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is intended to meet the requirements of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Participants in a plan which meets the requirements of Section 423 of the Internal Revenue Code enjoy certain tax advantages, as described below. In order for the Stock Purchase Plan to be qualified, it must be approved by the Company's shareholders.

  The Stock Purchase Plan allows eligible employees to purchase shares of the Company's Class A Special Common Stock at a discount without being subject to tax until they sell the stock and without having to pay any brokerage commissions with respect to the purchases.

  The purpose of the Stock Purchase Plan is to encourage the purchase of Class A Special Common Stock by the Company's employees and the employees of the subsidiaries of the Company whose participation is approved by the Board of Directors, to provide employees with a personal stake in the Company and to help recruit and retain employees. It is currently expected that only employees of the Company and its wholly-owned subsidiaries Comcast Cable Communications, Inc. and its subsidiaries and Comcast Online Communications, Inc. will participate in the Stock Purchase Plan.

  Provided that the Company's adoption of the Stock Purchase Plan is approved by the Company's shareholders, the first offering period under the Stock Purchase Plan will commence on the date determined by the Board of Directors or the Compensation Subcommittee.

Description of the Stock Purchase Plan

  The Stock Purchase Plan provides employees with the right to purchase shares of Class A Special Common Stock through payroll deductions. A total of 4,250,000 shares of Class A Special Common Stock are available for purchase under the Stock Purchase Plan, subject to adjustment in the number and price of shares available for purchase if the number of outstanding shares of Class A Special Common Stock are increased or decreased through stock dividends, recapitalizations, stock splits, reorganizations or similar changes.

 Administration

  The Stock Purchase Plan is administered by the Compensation Subcommittee. Subject to the terms of the Stock Purchase Plan, the Board of Directors and the Compensation Subcommittee have authority to interpret the Stock Purchase Plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the Stock Purchase Plan.

 Eligibility and Participation

  A full-time employee is eligible to participate in the Stock Purchase Plan if he or she has been continuously employed for a 90-day period as of the first day of an offering period. A part-time employee is eligible to participate in the Stock Purchase Plan if he or she has been continuously employed for one year as of the first day of an offering period. An employee is considered to be a part-time employee if he or she is scheduled to work less than 20 hours per week. If the Stock Purchase Plan had been effective as of December 31, 2000, approximately 16,500 employees, including the

Company's executive officers other than the Chief Executive Officer and Mr. Brian L. Roberts, would have been eligible to participate in the Stock Purchase Plan.

  Any eligible employee who, after purchasing shares of Class A Special Common Stock under the Stock Purchase Plan, would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation is not eligible to purchase additional stock under the Stock Purchase Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Internal Revenue Code. In addition, under the Stock Purchase Plan, the maximum fair market value of Class A Special Common Stock an eligible employee may purchase in a calendar year is limited to $25,000.

  Shares of Class A Special Common Stock will be available under the Stock Purchase Plan during each offering period. The offering period will generally be the calendar quarter. Eligible employees may elect to participate in the Stock Purchase Plan before the start of an offering period. Shares of Class A Special Common Stock will be deemed to have been purchased on the last day of the offering period. The purchase price per share will be 85 percent of the lesser of the fair market value per share of Class A Special Common Stock on the first day of the offering period (or, if such date is not a trading day, then on the next trading day thereafter) or the fair market value per share of Class A Special Common Stock on the last day of the offering period (or, if such date is not a trading day, then on the trading day immediately preceding).

  The purchase price may also be discounted by some lesser amount than determined above. The Board of Directors or the Compensation Subcommittee will determine, with respect to any offering period, the amount, if any, by which the purchase price will be discounted.

  To become a participant in the Stock Purchase Plan (for purposes of this Proposal Three, a "Participant"), an eligible employee who wishes to participate in the Stock Purchase Plan must file an election form at least 15 days before the beginning of an offering period. Each Participant will have payroll deductions of not more than 10% of his or her compensation made on each regular payday during the time he or she is a Participant in the Stock Purchase Plan, subject to an annual limit of $10,000. All payroll deductions will be credited to the Participant's account under the Stock Purchase Plan.

  If the total number of shares of Class A Special Common Stock for which purchase rights are exercised at the end of an offering period exceeds the maximum number of shares of Class A Special Common Stock available, the Board of Directors or the Compensation Subcommittee will make a pro rata allocation of shares available for delivery and distribution. The unapplied account balances will be credited to Participants' accounts for the next succeeding offering or, at the Participant's election, returned to the Participant, without interest, as soon as practicable following the end of the offering period.

 Termination of Participation

  A Participant may discontinue his or her participation in the Stock Purchase Plan at any time, but no other change can be made during an offering period. A Participant may change the amount of payroll deductions for subsequent offerings by giving written notice of such change on or before the 15th day of the month immediately preceding the beginning of an offering period.

  A Participant may elect to withdraw all, but not less than all, of the balance credited to the Participant's account by providing a termination form at any time before the end of the offering period. All amounts credited to such Participant's account shall be paid as soon as practicable following receipt of the Participant's termination form, and no further payroll deductions will be made with respect to the Participant. A Participant who elects to withdraw from an offering period will not be eligible to participate in the offering period next following the date on which the Participant delivered a termination form.

  If a Participant's employment terminates for any reason other than death, all amounts credited to such Participant's account will be delivered to the Participant. If a Participant's employment terminates due to death or the Participant dies after termination of employment but before the Participant's account has been returned, all amounts credited to such Participant's account will be delivered to the Participant's successor-in-interest. A Participant who is on an approved leave of absence will remain eligible to participate in the Stock Purchase Plan through the end of the offering period that commenced prior to such leave, unless the approved leave of absence ends and the Participant does not return to active employment prior to the end of that offering period.

 Method of Share Purchase

  All funds held or received by the Company under the Stock Purchase Plan may be used for any corporate purpose until applied to the purchase of Class A Special Common Stock or refunded to employees and shall not be segregated from the Company's general assets. Shares of Class A Special Common Stock purchased under the Stock Purchase Plan will be issued from the Company's treasury shares or from authorized but unissued shares. The Company will pay all fees and expenses incurred, excluding individual federal, state, local or other taxes, in connection with the Stock Purchase Plan.

 Transfers of Interests

  An employee's rights under the Stock Purchase Plan belong to the employee alone and may not be transferred or assigned to any other person during the employee's lifetime. After shares of Class A Special Common Stock have been issued under the Stock Purchase Plan and credited to an employee's brokerage account under the Stock Purchase Plan, such shares may be assigned or transferred the same as any other shares.

 Federal Income Taxation

  The Stock Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code. The Company generally will not be entitled to a deduction with respect to stock purchased under the Stock Purchase Plan, unless the stock is disposed of less than one year after it is purchased by the employee, or less than two years after the start of the offering period pursuant to which the stock was purchased.

  Generally, no tax consequences arise at the time the Participant purchases shares of Class A Special Common Stock under the Stock Purchase Plan. In general, upon a disposition of shares, the Participant will receive compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of the excess of the fair market value over the purchase price value of the shares at the beginning of the offering period or the excess over the purchase price of (a) the amount actually received for the shares if sold or exchanged or (b) the fair market value of the shares on the date of any other termination of his or her ownership (such as by gift). The amount of such ordinary income is then added to the Participant's basis in his or her shares for purposes of determining capital gain or loss. This tax treatment only applies if the Participant does not dispose of the shares for at least one year after the date of purchase and the Participant does not dispose of the shares for at least two years after the beginning of the offering period pursuant to which the shares were purchased.

  If a Participant disposes of shares of Class A Special Common Stock purchased under the Stock Purchase Plan before the holding period is satisfied, he or she will receive compensation taxable as ordinary income in the amount of the difference between the amount paid for the shares and the fair market value of the shares at the time of purchase. If the shares are sold or exchanged, the amount of such ordinary income is added to the Participant's basis in his or her shares for purposes of determining capital gain or loss.

  If a Participant dies before disposing of the shares purchased under the Stock Purchase Plan, he or she will be deemed to have realized compensation income taxable as ordinary income in the taxable year closing with his or her death in an amount equal to the lesser of the excess of the fair market value over the purchase price value of the shares at the beginning of the offering period or the excess over the purchase price of the fair market value of the shares on the date of death. The Participant is deemed not to have realized any capital gain or loss because of death.

 Amendment or Termination of the Plan

  The Board of Directors or the Compensation Subcommittee has the right to amend, modify or terminate the Stock Purchase Plan at any time without notice, provided that, upon any termination, all shares or unapplied payroll deductions will be distributed to Participants, and provided further, that no amendment will affect the right of a Participant to receive his or her proportionate interest in the shares or unapplied payroll deductions. Upon any amendment of the Stock Purchase Plan, shareholder approval will be obtained if required by law.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE COMCAST CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL FOUR

 TO APPROVE AN AMENDMENT TO THE COMCAST CORPORATION 1996 EXECUTIVE CASH BONUS
                                     PLAN

  The Comcast Corporation 1996 Executive Cash Bonus Plan (the "Executive Cash Bonus Plan"), which is described below under the heading "Description of the Executive Cash Bonus Plan," is the annual cash bonus plan applicable to the Chief Executive Officer and each of the Company's other four most highly compensated executive officers (the "named executive officers") and nine additional employees, three of whom are executive officers. Upon the approval by the shareholders of the amendment to the Executive Cash Bonus Plan, the term of the Executive Cash Bonus Plan will be extended through calendar year 2006.

  The Compensation Subcommittee, which administers the Executive Cash Bonus Plan, determined that the extension of the Executive Cash Bonus Plan was advisable and noted that the Company is obligated to pay cash bonuses through the year 2006 under the terms of certain employment agreements with executive officers. See "Executive Compensation--Agreements with Executive Officers" below. None of the senior executives eligible under the amended Executive Cash Bonus Plan will be entitled to receive additional benefits in excess of the benefits he would receive under the unamended Executive Cash Bonus Plan.

  Section 162(m) of the Internal Revenue Code requires that plans such as the Executive Cash Bonus Plan be reapproved by shareholders no less frequently than every five years. The Executive Cash Bonus Plan was approved by shareholders in 1997 with respect to plan years 1996-2000, and the extension of the Executive Cash Bonus Plan through the 2003 plan year was approved by shareholders in 1999. The Compensation Subcommittee and the Company believe that the Executive Cash Bonus Plan is extremely useful as the Company's principal means of providing cash incentive bonus compensation to senior executives and that it should be extended through calendar year 2006.

Description of the Executive Cash Bonus Plan

  The following is a summary of the material features of the Executive Cash Bonus Plan.

  The Executive Cash Bonus Plan provides for an annual cash bonus to be paid to eligible employees of the Company (for purposes of this Proposal Four, "Participants") selected by the Compensation Subcommittee with respect to years from 1996 (beginning July 1, 1996) through 2003 (each, a "Plan Year"). The purpose of the Executive Cash Bonus Plan is to provide performance-based cash bonus compensation in accordance with a formula that is based on the financial success of the Company as part of an integrated compensation program. The Executive Cash Bonus Plan is intended to satisfy the requirements in Section 162(m) of the Internal Revenue Code and regulations thereunder for "performance-based compensation" to employees subject to that provision, which compensation is deductible by the Company even if total compensation to an employee receiving it exceeds $1 million in any year. Upon the approval by the shareholders of the amendment to the Executive Cash Bonus Plan described above, the term of the Executive Cash Bonus Plan will be extended through calendar year 2006.

  Eligibility. The Compensation Subcommittee has designated all of the Company's named executive officers and nine additional employees, three of whom are executive officers, as Participants in the Executive Cash Bonus Plan. The Executive Cash Bonus Plan also provides that the Compensation Subcommittee may from time to time designate other key executives to be included as Participants in the Executive Cash Bonus Plan. The Compensation Subcommittee expects that Participants in the Executive Cash Bonus Plan will be limited to employees whose compensation is or may be subject to Section 162(m).

  Bonus Entitlement. The maximum amount of the bonus payable under the Executive Cash Bonus Plan (the "Target Bonus") with respect to any Plan Year is (a) 150% of the sum of a Participant's base salary and any guaranteed bonus awarded by the Compensation Subcommittee to such Participant for such Plan Year, plus (b) the amount, if any, by which the Participant's bonus under the Executive Cash Bonus Plan in any prior Plan Year was less than the Target Bonus for such prior Plan Year(s). In no event, however, can a Participant's Target Bonus for any Plan Year exceed $3 million.

  The Executive Cash Bonus Plan requires that at the beginning of each Plan Year the Compensation Subcommittee establish two goals for the Company's Cash Flow (as defined in the Executive Cash Bonus Plan) for such Plan Year, a First Tier Goal and a Second Tier Goal (which shall be higher than the First Tier
Goal). Each Participant in the Executive Cash Bonus Plan is entitled to a bonus with respect to a Plan Year which is equal to 66 2/3% of the Participant's Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the First Tier Goal, and 100% of the Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the Second Tier Goal. If the level of Cash Flow for the Plan Year is higher than the First Tier Goal and lower than the Second Tier Goal, the bonus with respect to such Plan Year shall be such percentage of the Participant's Target Bonus in excess of 66 2/3% as is determined by prorating the difference between 66 2/3% and 100%. If the level of Cash Flow for a Plan Year is below the First Tier Goal established with respect to such Plan Year, no bonus is payable under the Executive Cash Bonus Plan for that Plan Year.

  Each Participant shall be entitled to receive a bonus in accordance with the Executive Cash Bonus Plan only after certification by the Compensation Subcommittee that the performance goals have been satisfied. The bonus payment under the Executive Cash Bonus Plan is to be paid to each Participant as soon as practicable following the close of the applicable Plan Year.

  The Compensation Subcommittee has discretion under the Executive Cash Bonus Plan to reduce or eliminate the bonus otherwise payable to a Participant if it determines that such a reduction or elimination of the bonus is in the best interests of the Company.

  In the event any payment of a bonus otherwise payable under the Executive Cash Bonus Plan occurs more than two months after the close of the Plan Year, the amount of the bonus otherwise payable shall be increased by the amount such bonus payment would earn if it were invested in an investment bearing a 7% annual rate of return, compounded daily, or such other reasonable rate of interest as may be determined by the Compensation Subcommittee, during the period from the close of the Plan Year with respect to which such bonus is paid and the date the bonus is actually paid.

  "Cash Flow" is defined in the Executive Cash Bonus Plan as the operating income before depreciation and amortization for the Company and those of its subsidiaries which are included with the Company in its consolidated financial statements as prepared by the Company in accordance with generally accepted accounting principles. In the event of a significant acquisition or disposition of any assets, business division, company or other business operations of the Company during a Plan Year that is reasonably expected to have an effect on Cash Flow as otherwise determined under the terms of the Executive Cash Bonus Plan, the Executive Cash Bonus Plan provides that the First Tier Goal and the Second Tier Goal shall be adjusted to take into account the impact of such acquisition or disposition so as to preserve the relationship between the Cash Flow goals for the Plan Year and the Company's performance in the prior comparable period, on a pro forma basis giving effect to the acquisition or disposition, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior Plan Year and the current Plan Year.

  Administration. The Executive Cash Bonus Plan is administered by the Compensation Subcommittee.

  Amendment and Termination of the Plan. The Executive Cash Bonus Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Executive Cash Bonus Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under provisions of the Executive Cash Bonus Plan shall be effective without approval by the Compensation Subcommittee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Executive Cash Bonus Plan may be modified or amended by the Compensation Subcommittee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Internal Revenue Code as they relate to the exemption for "performance-based compensation" under Section 162(m).

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMCAST CORPORATION 1996 EXECUTIVE CASH BONUS PLAN.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth, for the Company's last three fiscal years, certain information concerning the annual and long-term compensation, as well as other compensation, paid to or for the Chief Executive Officer and each of the other named executive officers.

                                                                         Long-Term
                                                                        Compensation    All Other
                                            Annual Compensation            Awards      Compensation
                                     ---------------------------------- ------------    (Including
                                                                         Number of     Split-Dollar
                                                           Other Annual  Securities     Insurance
                                                  Bonus    Compensation  Underlying     Benefits)
Name and Principal Position(1)  Year Salary($)    ($)(2)      ($)(3)     Options(#)       ($)(4)
------------------------------  ---- ---------- ---------- ------------ ------------   ------------
Ralph J. Roberts.........       2000 $1,102,500 $  551,250  $2,669,177     250,000(5)   $9,611,748
 Chairman of the                1999  1,050,000    525,000   2,279,829     250,000(5)    9,109,062
 Board of Directors             1998  1,000,000    500,000   1,998,687   1,134,610(5)    7,369,463

Julian A. Brodsky........       2000 $  759,692 $  379,846  $   27,358      60,000(5)   $  174,234
 Vice Chairman of                                                              800(6)
 the Board of Directors         1999    723,516    361,758      25,252      60,000(5)      918,136
                                1998    689,063    344,532      23,409     605,000(5)      973,578
                                                                             1,600(6)

Brian L. Roberts.........       2000 $1,050,000 $1,737,000  $  310,474   4,000,000(5)   $  918,270
 President                                                                     640(6)
                                1999  1,000,000  1,662,000     360,643   4,000,000(5)      224,203
                                                                             2,600(6)
                                1998    689,063    713,250     278,398   3,169,610(5)      222,026
                                                                             7,800(6)

Lawrence S. Smith........       2000 $  759,692 $  449,962  $    2,403     800,000(5)   $  585,756
 Executive Vice President       1999    723,516    431,440       3,496     100,000(5)       32,261
                                1998    689,063    413,800       3,257     705,000(5)       30,361
                                                                             2,200(6)

John R. Alchin...........       2000 $  639,141 $  348,071  $   40,319     600,000(5)   $  554,358
 Executive Vice President                                                    1,200(6)
 and Treasurer                  1999    608,753    332,877      31,799      75,000(5)       35,460
                                1998    579,813    318,407      48,411     587,500(5)       33,670
                                                                             1,200(6)

--------
(1) The Company's by-laws do not provide for the position of "Chief Executive Officer." For purposes of application of the proxy rules of the Securities and Exchange Commission to this Proxy Statement, the Company has determined that Mr. Ralph J. Roberts should be deemed to be the Company's chief executive officer.

(2) The amounts in this column include bonuses earned by the named persons under the Company's 1996 Executive Cash Bonus Plan, bonuses paid to the named persons (except Messrs. Ralph J. Roberts and Brodsky) relating to termination of the Company's discretionary bonus plan (see "Report on Executive Compensation--Compensation Related to Termination of Prior Cash Bonus Plan"), and guaranteed bonuses of $137,812 paid to Mr. Brian L. Roberts in 1998 and $6,077, $5,788 and $5,512, paid to Mr. Smith in 2000, 1999 and 1998, respectively.

(3) This column includes Company payments to the named executive officers to cover their tax liabilities incurred in connection with: (a) local taxes on certain stock option exercises for Messrs. Brian L. Roberts and Alchin;
    (b) Company payments to Messrs. Ralph J. Roberts, Brodsky and Brian L. Roberts to cover the premiums attributable to the term life insurance portion of split-
   dollar life insurance policies or separate term life insurance policies (see note (4)(b) below); (c) Company payments to cover premiums attributable to the executive long-term disability plan (see note (4)(d) below); and (d) other incidental taxable fringe benefits provided to the named executive officers. Such amounts are calculated based upon the amount of tax payable by the executive officers in accordance with the highest individual income tax bracket.

(4) The amounts shown in this column include benefits associated with split-dollar life insurance arrangements. In accordance with the terms of the split-dollar life insurance arrangements, the Company will recover all of the cumulative premiums paid by the Company for the whole-life portion of such policies. This column includes (with respect to amounts applicable to 2000): (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for split-dollar life insurance policies paid by the Company projected on an actuarial basis (Mr. Ralph J. Roberts, $7,417,789; Mr. Brodsky, $103,022; Mr. Brian L. Roberts, $23,578;
    Mr. Smith, $21,339; and Mr. Alchin, $20,472); (b) Company payments to named executive officers to cover the premiums attributable to the term life insurance portion of split-dollar life insurance policies or separate term life insurance policies (Mr. Ralph J. Roberts, $1,493,891; Mr. Brodsky, $61,727; Mr. Brian L. Roberts, $190,519; Mr. Smith, $1,515; and Mr. Alchin, $1,410); (c) Company contributions to the Comcast Corporation Retirement--Investment Plan in the amount of $5,950 for each of the named executive officers; (d) Company payments to the named executive officers (other than Mr. Ralph J. Roberts, who did not participate in such plan) to cover the premiums attributable to the executive long-term disability plan (Mr. Brodsky, $3,535; Mr. Brian L. Roberts, $4,104; Mr. Smith, $1,658; and Mr. Alchin, $5,938); and (e) the value, at the date of award, of partnership interests in a subsidiary of the Company that owns all of the limited partnership interests in Comcast Interactive Capital, L.P. ("Comcast Interactive"), an investment partnership, awarded to certain of the named executive officers as follows: Mr. Ralph J. Roberts, $694,118; Mr. Brian L. Roberts, $694,118; Mr. Smith, $555,294; and Mr. Alchin, $520,588, which partnership interests vest 15% on the date of award (February 29, 2000), 20% on each of the first through third anniversaries of the award, and 25% on the fourth anniversary of the award, conditioned upon each such executive officer's continued employment with the Company on the date of each such vesting. Does not include any value attributable to interests beneficially owned by Mr. Brodsky in the general partner of Comcast Interactive, as such interests were of nominal value at the time of acquisition. The general partner, in which the Company owns no interest, owns a 0.2% partnership interest in Comcast Interactive and is entitled to a 15% interest in the profits of Comcast Interactive, subject to a return of capital and a 10% preference return to the Company. Mr. Brodsky directs the management of Comcast Interactive.

(5) Represents the number of shares of the Company's Class A Special Common Stock issuable upon exercise of options. Share amounts with respect to options granted prior to May 5, 1999 reflect the stock split in the form of a dividend of one share of Class A Special Common Stock for each share of Class A Common Stock, Class A Special Common Stock and Class B Common Stock paid on May 5, 1999.

(6) Represents the number of shares of the common stock of QVC, Inc., a 57%- owned non-public subsidiary of the Company, issuable upon exercise of options granted to the named executive officers by the Compensation Committee of the QVC, Inc. Board of Directors on April 30, 1998, July 7, 1998, October 26, 1998, July 7, 1999, June 21, 2000, July 17, 2000 or
    September 21, 2000 pursuant to the 1995 QVC Stock Option and Stock Appreciation Rights Plan (the "1995 QVC Plan"). Such options were issued with tandem stock appreciation rights exercisable in lieu of the options for 75% of the excess of the value of the QVC, Inc. common stock (as determined pursuant to the 1995 QVC Plan) over the exercise price of such options. Such options have an exercise price per share of $1,127.00 (for options granted on June 21, July 17 and September 21, 2000), $865.47 (for options granted July 7, 1999), $651.84 (for options granted July 7 and October 26, 1998) and $688.14 (for options granted April 30, 1998), representing the value of the shares underlying such options on the date of grant as determined pursuant to the 1995 QVC Plan, and such options vest

   20% on each of the first five anniversaries of the date of grant, based on the named executive's continued service to the Company. In all cases, vesting is accelerated upon a change of control of QVC, Inc. The QVC, Inc. options expire ten years after the date of grant. The estimated present values of QVC, Inc. stock options at the date of grant which were granted in 2000 to Messrs. Brodsky, Brian L. Roberts and Alchin were $393,096, $309,933 and $567,060, respectively. Such present values are calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuation: an expected volatility of approximately 20.0%; an expected term to exercise of eight years; an interest rate of approximately 6.2%; and no dividend yield. The actual value of the options, if any, realized by Messrs. Brodsky, Brian L. Roberts and Alchin will depend on the extent to which the market value of the common stock of QVC, Inc. exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by Messrs. Brodsky, Brian L. Roberts and Alchin will be at or near the values estimated above. During 2000, such executive officers exercised certain of such options to purchase shares of QVC, Inc. common stock and realized value upon such exercises as follows: Mr. Brodsky, 1,440 shares, $1,040,830; Mr. Brian L. Roberts, 4,680 shares, $3,204,283; Mr.
   Smith, 800 shares, $723,160; and Mr. Alchin, 600 shares, $569,970. At December 31, 2000, the number of shares of QVC, Inc. common stock underlying unexercised options was as follows: Mr. Brodsky (0 exercisable, 1,760 unexercisable); Mr. Brian L. Roberts (0 exercisable, 7,400 unexercisable); Mr. Smith (1,000 exercisable, 1,400 unexercisable); and Mr. Alchin (480 exercisable, 1,920 unexercisable). At December 31, 2000, the excess of the fair market value of QVC, Inc. common stock over the exercise price for options outstanding based upon the most recent valuation date was as follows: Mr. Brodsky ($0 exercisable, $577,946 unexercisable); Mr. Brian
   L. Roberts ($0 exercisable, $3,356,635 unexercisable); Mr. Smith ($539,476 exercisable, $756,428 unexercisable); and Mr. Alchin ($253,373 exercisable, $486,859 unexercisable).

Stock Option Grants

  The following table contains information concerning grants of stock options under the Company's 1996 Stock Option Plan to the Chief Executive Officer and to each of the Company's other named executive officers during 2000. No Comcast Corporation stock appreciation rights ("SARs") were granted during 2000 to the Chief Executive Officer or to any of the Company's named executive officers.

                          Stock Option Grants in 2000

                                            Individual Grants(1)
                         --------------------------------------------------------------
                         Number of     % of Total
                         Securities     Options
                         Underlying    Granted to Exercise
                          Options      Employees    Price   Expiration    Grant Date
Name                     Granted(#)     in 2000    ($/Sh)     Dates    Present Value(2)
----                     ----------    ---------- --------- ---------- ----------------
Ralph J. Roberts........     2,835(3)       *     $ 42.3500  03/30/05    $     42,469
                           247,165        1.6%      38.5000  03/30/10       5,149,028

Julian A. Brodsky(4)....    60,000          *     $ 38.5000  03/30/10    $  1,249,941

Brian L. Roberts (4).... 1,000,000        6.5%    $ 49.7500  01/04/10    $ 26,874,950
                               474(3)       *       42.3500  03/30/05           7,101
                           999,526        6.5%      38.5000  03/30/10      20,822,475
                             2,435(3)       *       45.1688  07/05/05          37,365
                           997,565        6.5%      41.0625  07/05/10      21,542,185
                         1,000,000        6.5%      41.4375  10/05/10      22,305,806

Lawrence S. Smith.......   800,000        5.2%    $ 37.5625  06/02/10    $ 16,236,015

John R. Alchin(4).......   600,000        3.9%    $ 37.5625  06/02/10    $ 12,177,011

--------
*   Less than one percent of total options granted to employees in 2000.

(1) All of the options are for the purchase of shares of Class A Special Common Stock and were granted on either January 4, March 30, June 2, July 5 or October 5, 2000 under the Company's 1996 Stock Option Plan. Except as described in note (3) below, all options granted in 2000 have exercise prices equal to the fair market value of the underlying stock on the date of grant and generally become exercisable at the rate of 20% of the shares covered thereby on the second anniversary of the date of grant, another 10% on each of the third through ninth anniversaries of the date of grant and 10% six months prior to the tenth anniversary of the date of grant, or, as to 247,165 stock options granted to Mr. Ralph J. Roberts on March 30, 2000, 1,000,000 stock options granted to Mr. Brian L. Roberts on January 4, 2000 and 1,000,000 stock options granted to Mr. Brian L. Roberts on October 5, 2000, at the rate of 40% of the shares covered thereby on the second anniversary of the date of the grant and 20% each on the third, fourth and fifth anniversaries of the date of the grant. All options granted are nonqualified stock options, except for 2,835 of the options granted to Mr. Ralph J. Roberts, 2,597 of the options granted to Mr. Brodsky, 2,909 of the options granted to Mr. Brian L. Roberts and 2,662 of the options granted to each of Messrs. Smith and Alchin, which are incentive stock options. With respect to the grant of options to purchase 1,000,000 shares made to Mr. Brian L. Roberts effective October 5, 2000, such options shall automatically convert to and become options to purchase shares of the Company's Class B Common Stock in the event and at such time as the shareholders may approve an amendment to the 1996 Stock Option Plan permitting such conversion.

(2) These amounts represent the estimated present value of stock options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 35.8%; an expected term to exercise of eight years, except for certain incentive stock options granted to Messrs. Ralph J. Roberts and Brian L. Roberts, for which the expected term to exercise is five years; an interest rate of approximately 6.4%; and no dividend yield. The actual value of the options, if any, realized by an executive officer will depend on the extent to which the market value of the Class A Special Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

(3) In accordance with the tax rules governing incentive stock options, these options were granted at an exercise price equal to 110% of the fair market value of the underlying stock on the date of grant. The options to purchase shares of the Company's Class A Special Common Stock become exercisable at the rate of 40% of the shares covered thereby on the second anniversary of the date of grant, another 20% on each of the third and fourth anniversaries of the date of grant and another 20% six months prior to the fifth anniversary of the date of grant.

(4) In addition to the options described above, (i) on July 17, 2000, options to purchase 640 shares of the common stock of QVC, Inc. at an exercise price of $1,127.00 per share were issued to Mr. Brian L. Roberts; (ii) on June 21, 2000, options to purchase 800 shares of the common stock of QVC, Inc. at an exercise price of $1,127.00 per share were issued to Mr. Brodsky; and (iii) on September 21, 2000, options to purchase 1,200 shares of the common stock of QVC, Inc. at an exercise price of $1,127.00 per share were issued to Mr. Alchin. See note (6) under "Executive Compensation--Summary Compensation Table."

Stock Option Exercises and Holdings

  The following table sets forth information related to options to purchase shares of the Company's Class A Special Common Stock exercised during 2000 by the Chief Executive Officer and each of the other named executive officers during 2000, and the number and value of options or SARs held at December 31, 2000 by such individuals.

                      Aggregated Option Exercises in 2000
                    and Option Values at December 31, 2000

                                                        Number of Securities
                                                       Underlying Unexercised      Value of Unexercised
                                                             Options at          In-the-Money Options at
                           Shares                       December 31, 2000(#)       December 31, 2000($)
                         Acquired on      Value       ------------------------- --------------------------
Name                     Exercise(#)   Realized($)    Exercisable Unexercisable Exercisable  Unexercisable
----                     -----------   -----------    ----------- ------------- ------------ -------------
Ralph J. Roberts........  2,039,529(1) $55,202,125(1)  3,705,981    1,227,604   $121,782,531 $ 21,589,010

Julian A. Brodsky(2)....    408,516(3)     (3)         1,865,782    1,093,644   $ 61,944,735 $ 29,574,255

Brian L. Roberts(2).....    173,567    $ 6,350,944     1,615,033   11,180,382   $ 45,080,533 $125,607,026

Lawrence S. Smith(2)....    269,084    $10,487,820       257,916    1,956,306   $  6,798,837 $ 35,703,787

John R. Alchin(2).......     58,430    $ 2,304,752       536,150    1,524,490   $ 16,334,650 $ 28,362,803

--------
(1) Mr. Ralph J. Roberts realized the value shown above upon the exercise of options to purchase 1,229,561 shares of Class A Special Common Stock. In addition, the receipt of 809,968 shares of Class A Special Common Stock to be issued to Mr. Ralph J. Roberts was deferred until July 15, 2002 pursuant to the Company's 1997 Deferred Stock Option Plan (the "Deferred Stock Option Plan"), resulting from the exercise on June 1, 2000 of options to purchase 1,111,516 shares at an exercise price of $9.5625 per share, net of 20,917 shares withheld to satisfy certain tax obligations. The per share fair market value of such shares on June 1, 2000 was $37.875. The value ultimately realized with respect to such shares will be determined based on the fair market value of such shares upon their issuance to Mr. Ralph J. Roberts. If such shares (and such withheld shares) had been issued to Mr. Ralph J. Roberts on the date of exercise, the aggregate value realized by him with respect to such exercise would have been $31,469,797.

(2)  See also note (6) under "Executive Compensation--Summary Compensation
     Table."

(3) Represents 408,516 shares of Class A Special Common Stock to be issued to Mr. Brodsky, the receipt of which has been deferred until January 1, 2003 pursuant to the Deferred Stock Option Plan, resulting from the net exercise on June 20, 2000 of options to purchase 296,541 shares at an exercise price of $5.4167 per share and options to purchase 222,660 shares at an exercise price of $9.5625 per share, net of 11,403 shares withheld to satisfy certain tax obligations. The per share fair market value of such shares on June 20, 2000 was $37.625. The value ultimately realized with respect to such shares will be determined based upon the fair market value of such shares upon their issuance to Mr. Brodsky. If such shares (and such withheld shares) had been issued to Mr. Brodsky on the date of exercise, the aggregate value realized by him with respect to such exercises would have been $15,799,478.

Pension Plan

  Under the Company's Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan"), adopted July 31, 1989, supplemental retirement, death and disability benefits may be paid to or in respect of certain senior executives employed by the Company and its affiliated companies, as selected by the Company's Board of Directors. The Supplemental Executive Retirement Plan contemplates the payment of various percentages of a participant's Final Average Compensation (as actuarially reduced, in certain circumstances, and as defined below) in the event that the participant (i) elects to retire early (after the later of the participant's 55th birthday or 20 years of service with the Company); (ii) retires at age 65 or after; (iii) suffers a permanent disability which renders the participant incapable of employment in the same or a similar occupation; or (iv) dies. A participant may elect a reduction in lifetime benefits in exchange for the continuation of payments to a surviving spouse. As of the date of this Proxy Statement, Messrs. Ralph J. Roberts and Brodsky (who are each credited with 30 years of service, the maximum credited service allowed under the Supplemental Executive Retirement Plan) are the only current employees selected by the Board of Directors to participate in the Supplemental Executive Retirement Plan.

  The following table shows the annual single life annuity retirement benefit which Messrs. Ralph J. Roberts and Brodsky, respectively, would receive based on remuneration covered by, and years of service credited under, the Supplemental Executive Retirement Plan if he had retired on January 1, 2001 at age 65 (or older). The benefits shown below are subject to reduction for Social Security benefits.

                              Pension Plan Table

   Final Average                                                Years of Service
   Compensation(1)                                               30 or More(2)
   ---------------                                              ----------------
   $  600,000..................................................     $360,000
      700,000..................................................      420,000
      800,000..................................................      480,000
      900,000..................................................      540,000
    1,000,000..................................................      600,000
    1,100,000..................................................      660,000
    1,200,000..................................................      720,000
    1,300,000..................................................      780,000

--------
(1) Final Average Compensation equals one-fifth of the total compensation for the five years preceding termination of employment. Compensation includes salary, bonus (including any deferred bonus) and any other supplementary remuneration, but excludes payments made to participants for split-dollar life insurance premium bonuses and payments made to offset tax liabilities incurred related to these bonuses. In the case of Mr. Ralph J. Roberts, Final Average Compensation may, under some circumstances, be increased as described in "Agreements with Executive Officers--Compensation Agreement with the Chief Executive Officer--Election to Become a Consultant," below.

(2) This column represents the maximum benefits payable under the Supplemental Executive Retirement Plan.

  The Company also has an agreement with Mr. Brodsky pursuant to which he is entitled to a $30,000 payment each year for 15 years commencing upon his termination of employment, subject to a vesting schedule. Any benefits received under this agreement reduce the benefits to which Mr. Brodsky is entitled under the Supplemental Executive Retirement Plan.

Agreements with Executive Officers

 Compensation Agreement with the Chief Executive Officer

  A Compensation and Deferred Compensation Agreement and Stock Appreciation Bonus Plan with the Chief Executive Officer (the "1993 Compensation Agreement") was approved by the Company's shareholders on June 22, 1994. Certain terms of the 1993 Compensation Agreement expired on December 31, 1997, and on December 16, 1997 the Company and the Chief Executive Officer entered into a new Compensation and Deferred Compensation Agreement. This agreement was amended and restated effective August 31, 1998, and then amended again effective August 30, 1999 (as so amended, the "1998 Compensation Agreement"). The 1998 Compensation Agreement generally extends the terms of the 1993 Compensation Agreement with certain modifications.

  The 1998 Compensation Agreement provides that the Chief Executive Officer will continue to serve as Chairman of the Board of Directors of the Company until December 31, 2002, or until such time as he may elect to change his status to that of a non-executive consultant, and that until he makes such election he will continue to devote substantially all of his working time to the Company, on the terms and conditions summarized below. If he elects to become a non-executive consultant, he shall devote such time as is necessary to perform the functions reasonably requested by the Company. In addition, for a period of five years following any termination of the service period of the 1998 Compensation Agreement, the Chief Executive Officer will perform such reasonable ceremonial functions as the Company may request, and will promote the interests and goodwill of the Company in such manner as the Company may reasonably request.

  Base Salary. The 1998 Compensation Agreement provides that the Chief Executive Officer will receive an annual base salary of $1 million beginning in 1998, as adjusted (but never reduced, except pursuant to an overall plan to reduce the compensation of all senior executive officers of the Company) in order to reflect the greater of increases in the consumer price index subsequent to 1997 and the average percentage increase in the base compensation of the five employees of the Company (other than the Chief Executive Officer) with the highest base compensation.

  Bonus. The 1998 Compensation Agreement provides that so long as he continues to serve as an executive of the Company the Chief Executive Officer will be eligible to receive annual bonuses of up to 50% of his base salary in accordance with the Company's Executive Cash Bonus Plan, based on performance targets established by the Compensation Subcommittee.

  Split-Dollar Life Insurance. The 1998 Compensation Agreement requires the Company to continue to provide and to maintain the split-dollar life insurance provided to the Chief Executive Officer under the 1993 Compensation Agreement, and in addition to provide additional survivorship split-dollar life insurance to the Chief Executive Officer and his spouse. Such split-dollar life insurance includes certain split-dollar life insurance provided pursuant to the 1993 Compensation Agreement to replace the potential benefits represented by the Company's terminated discretionary bonus plan with respect to the appreciation through March 15, 1994, in the options for Class A Special Common Stock previously awarded to the Chief Executive Officer, taking into account the financial position of the Company and the tax deductibility of any such payments. See "Report on Executive Compensation--Compensation Related to Termination of Prior Cash Bonus Plan" below. Under the split-dollar life insurance arrangements, the Company pays a portion of the annual premiums for certain single-life and joint-and-survivor life insurance policies for the Chief Executive Officer, and upon payment of the policies at the death of the Chief Executive Officer or of the survivor of the Chief Executive Officer and his spouse, as applicable, the Company recovers all of the cumulative premiums previously paid by the Company for the whole-life portion of such policies. The Chief Executive Officer is responsible for payment of the portion of such annual premiums representing the cost of term insurance for each year. The Company also pays the Chief Executive Officer an annual cash bonus in an amount equal to the portion of the annual premium for such life insurance that he is required to pay; in addition, the Company increases the bonus by an amount sufficient to pay any income tax and gift tax liability incurred or to be incurred in connection with payment of the bonus.

  Supplemental Death Benefit. Upon the death of the Chief Executive Officer, the 1998 Compensation Agreement requires the Company to pay a supplemental death benefit (the "Death Benefit") to the personal representatives of the Chief Executive Officer. The amount of the Death Benefit was initially $31.2 million. The 1998 Compensation Agreement substituted the Death Benefit for two bonus arrangements included in the 1993 Compensation Agreement that were based on appreciation of the Company's Class A Common Stock from the date of grant of options to purchase Class B Common Stock to the date of exercise. The Compensation Subcommittee determined that the after-tax present value cost to the Company of the Death Benefit was approximately equal to the cost of the bonuses that would otherwise have been paid. The Company must pay the Death Benefit within six months from the date of the Chief Executive Officer's death. Under the terms of the 1998 Compensation Agreement, the Chief Executive Officer may request that the Company invest portions of the Death Benefit in certain investments identified by the Chief Executive Officer. Should the Company choose to comply with the Chief Executive Officer's request, the amount of the Death Benefit will be adjusted to reflect the increase or decrease in value of any such investments.

  Termination. The 1998 Compensation Agreement will terminate upon the Chief Executive Officer's death, at the Company's option upon his disability, or for cause (as such terms are defined in the 1998 Compensation Agreement) upon a vote of not less than two-thirds of the entire membership of the Company's Board of Directors. If his employment is terminated by reason of his death or disability, the Company shall continue to pay his annual base salary on a monthly basis to him or his spouse, during their lifetimes, for a maximum of five years, and the Accrued Cash Bonus, the Benefit Plans (as such terms are defined in the 1998 Compensation Agreement) and the Death Benefit will continue to be payable. In the event of death, all of his outstanding stock options will vest fully and remain exercisable for their remaining terms. If his employment is terminated by the Company in violation of the 1998 Compensation Agreement, he shall remain entitled to substantially all of the benefits under the 1998 Compensation Agreement.

  Noncompetition and Confidentiality. Under the 1998 Compensation Agreement, the Chief Executive Officer has agreed not to compete with the Company during his employment and for five years after termination of his employment. The agreement also requires him to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach of any of such obligations constitutes cause for termination of the 1998 Compensation Agreement and terminates the Company's obligations for payments subsequent to any discharge of the Chief Executive Officer.

  Change of Control Provisions. Prior to any "Change of Control" (as defined below), the Company must establish and fund a grantor trust, the amounts in which will be subject to claims of the Company's creditors in the case of the Company's bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits, and split-dollar life insurance premiums and bonuses for the Chief Executive Officer then applicable. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must continue to make payments into such trust to maintain sufficient amounts therein to fund all benefits subject to the trust. A "Change of Control" is defined as occurring when persons other than the Chief Executive Officer and members of his immediate family or trusts for their benefit acquire voting power over more than 50% of the voting stock of the Company.

  Election to Become a Consultant. The Chief Executive Officer may at any time, upon 30 days notice to the Company, elect to change his position from that of an executive to that of consultant to the Company. In such event, he shall continue to receive all of the compensation provided under the 1998 Compensation Agreement, other than the bonus under the Executive Cash Bonus Plan. If he elects to become a consultant, the Chief Executive Officer's entitlement to retirement benefits under the Company's Supplemental Executive Retirement Plan will be adjusted annually to reflect 150% of his base salary as a consultant, but his benefits under such plan will not in any event exceed the bonus he could have received under the 1998 Compensation Agreement had he continued to work as an executive.

 Compensation Agreement with Mr. Brian L. Roberts

  The Company entered into a Compensation Agreement (the "Compensation Agreement") with Brian L. Roberts, the Company's President. The following is a description of the material terms of the Compensation Agreement.

  Term. The term of the Compensation Agreement is from June 16, 1998 through June 30, 2003 (the "Employment Period"). Mr. Brian L. Roberts agrees to work full time for the Company during the Employment Period.

  Base Salary. The Compensation Agreement provides that Mr. Brian L. Roberts will receive an annual base salary of $1 million beginning in 1998, as adjusted (but never reduced, except pursuant to an overall plan to reduce the compensation of all senior executive officers of the Company) from time to time to reflect his contribution to the growth and success of the Company.

  Bonus; Options. Pursuant to the Compensation Agreement, Mr. Brian L. Roberts is eligible to receive an annual performance bonus, payable in cash, commencing in 1999, of up to 150% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Subcommittee, in accordance with, and upon satisfaction of, the standards contained in the Company's Executive Cash Bonus Plan. The Compensation Agreement also provides that Mr. Brian L. Roberts is to receive grants of options to purchase 3,000,000 shares of Class A Special Common Stock of the Company granted effective June 16, 1998 and options to purchase 1,000,000 shares of Class A Special Common Stock of the Company granted effective the second business day of each fiscal quarter in 1999 and 2000, or such earlier date as the Compensation Subcommittee may determine in its sole discretion.

  Deferred Compensation. The Compensation Agreement provides that the Company and Mr. Brian L. Roberts may, by written agreement prior to the end of any calendar year during the Employment Period, cause the payment of all or a portion of the compensation payable to Mr. Brian L. Roberts in the subsequent calendar year to be deferred to a subsequent calendar year in accordance with and subject to the Company's 1996 Deferred Compensation Plan.

  Termination. The Compensation Agreement will terminate upon the death of Mr. Brian L. Roberts, at the Company's option upon his disability, or for cause (as such terms are defined in the Compensation Agreement) upon a vote of not less than two-thirds of the entire membership of the Company's Board of Directors. If his employment is terminated by reason of his death or disability, the Company shall continue to pay his annual base salary on a monthly basis to him or his spouse, during their lifetimes, for a maximum of five years, and the accrued cash bonus as provided for in the Compensation Agreement and any applicable health plan benefits will continue to be payable. If his employment is terminated by the Company in violation of the Compensation Agreement, he shall remain entitled to substantially all of the benefits under the Compensation Agreement.

  Noncompetition and Confidentiality. Under the Compensation Agreement, Mr. Brian L. Roberts agrees not to compete with the Company during his employment and for two years after termination of his employment. The Agreement also requires him to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach by Brian L. Roberts of any of such obligations constitutes cause for termination of the Compensation Agreement, and terminates the Company's obligations for payments subsequent to such termination.

  Change of Control Provisions. Prior to any "Change of Control" (as defined below), the Company must establish and fund a grantor trust, the amounts in which will be subject to claims of the Company's creditors in the case of the Company's bankruptcy, for the purpose of paying all deferred compensation and term life insurance premiums and bonuses for Mr. Brian L. Roberts then applicable. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must continue to make payments into such trust to maintain sufficient amounts therein to fund all benefits subject to the trust. A "Change of Control" is defined as occurring when persons other than Mr. Brian L. Roberts and members of his immediate family or trusts for their benefit acquire voting power over more than 50% of the voting stock of the Company.

 Term Life Insurance Agreement with Mr. Brian L. Roberts

  The Company has entered into a Term Life Insurance Premium and Tax Bonus Agreement dated as of September 23, 1998 (the "Term Life Insurance Agreement") with Mr. Brian L. Roberts, the Company's President. The Term Life Insurance Agreement provides that, as additional compensation to Mr. Brian L. Roberts, the Company will reimburse him for all of the premiums on certain specified 20- and 15-year level-premium term life insurance policies aggregating $170 million in insurance on his life, and that the Company will pay him an additional bonus equal to the income tax payable on such reimbursement and the bonus. The annual amount of the premiums to be reimbursed under the Term Life Insurance Agreement is approximately $189,000 through 2012 and $177,000 from 2013 through 2017.

  The Term Life Insurance Agreement provides that prior to any "Change of Control" (as defined below), the Company must establish a grantor trust, the amounts in which will be subject to claims of the Company's creditors in the case of the Company's bankruptcy, for the purpose of paying all premium reimbursements and tax bonuses for the remaining life of the policies subject to the Term Life Insurance Agreement. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must make payments into such trust in an amount equal to the full amount required to be paid during the remaining term of the insurance policies. A "Change of Control" is defined as occurring when persons other than Mr. Brian L. Roberts and members of his immediate family or trusts for their benefit acquire voting power over more than 50% of the voting stock of the Company. The Term Life Insurance Agreement does not terminate upon termination of the employment of Mr. Brian L. Roberts by the Company.

 Employment Agreements with Messrs. Smith and Alchin

  The Company has entered into employment agreements with two other named executive officers of the Company: Lawrence S. Smith, the Company's Executive Vice President, and John R. Alchin, the Company's Executive Vice President and Treasurer. The following is a description of the material terms of such agreements.

  The term of each such agreement is from May 31, 2000 through December 31, 2005 (the "Executive Employment Period"). Mr. Smith and Mr. Alchin each agree to work full time for the Company during the Executive Employment Period.

  The agreement with Mr. Smith provides for a base salary of $825,000 in 2001, and the agreement with Mr. Alchin provides for a base salary of $700,000 in 2001. In each case, for each year in the Executive Employment Period subsequent to 2001 the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index.

  Pursuant to the agreements, each of the executives is eligible to receive an annual performance bonus, commencing in 2000, of up to 50% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Subcommittee, based on the performance of the Company and of the executive during such year, and is payable in cash or in shares of Class A Special Common Stock of the Company, at the discretion of the Compensation Subcommittee.

  Each agreement provides that the executive's employment may be terminated without cause by the Company and that he may resign voluntarily. If the executive's employment is terminated without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of discharge, subject to offset by other compensation or benefits earned by the executive during such period, and he is entitled to receive his bonus for the year of discharge. If the executive resigns, or is terminated for cause (as defined in the agreement), he is entitled only to his base salary for days actually worked and any amounts due to him under the Company's 1996 Deferred Compensation Plan.

  Under each of the agreements, the executive agrees not to compete with the Company during his employment and for one year after termination of his employment. The agreements also require each executive to maintain the confidentiality of certain information of the Company, and not to use such information, except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach by the executive of any of such obligations constitutes cause for termination of the applicable agreement, and terminates the Company's obligations for payments subsequent to any discharge of the executive. Each of the agreements provides that it shall continue in effect upon the merger of the Company into another entity, or in similar events.

Stock Performance Graph

  The following graph compares the yearly percentage change in the cumulative total shareholder return on each of the Company's Class A Common Stock and Class A Special Common Stock during the five years ended December 31, 2000 with the cumulative total return on the Standard & Poor's 500 Stock Index and with a selected peer group consisting of the Company and three other companies engaged in the cable communications industry: Cablevision Systems Corporation (Class A), Adelphia Communications Corporation and Cox Communications, Inc. The comparison assumes $100 was invested on December 31, 1995 in the Company's Class A Common Stock and Class A Special Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.








                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]



                                                        1996 1997 1998 1999 2000
                                                        ---- ---- ---- ---- ----
   Comcast Class A..................................... 101  183  330  550  475
   Comcast Class A Special.............................  98  175  327  563  465
   Peer Group Index.................................... 107  196  355  553  492
   S&P 500 Stock Index................................. 123  164  211  255  232

Report on Executive Compensation

  This report is issued jointly by the Compensation Committee of the Board of Directors (the "Committee") and the Compensation Subcommittee. The Committee is generally responsible for making broad recommendations to the Board of Directors on executive compensation. However, authority on virtually all specific compensation decisions for the Company's executive officers has been delegated to the Compensation Subcommittee, including matters such as establishing performance-based criteria and goals for compensation to senior executives and for administering the Company's 1987 Stock Option Plan, 1996 Stock Option Plan, 1990 Restricted Stock Plan, Executive Cash Bonus Plan and other bonus plans, and for approval of agreements with the Chief Executive Officer, as well as Mr. Brian L. Roberts and others. The members of the Compensation Subcommittee (which, for the 2000 fiscal year, included Gustave
G. Amsterdam, who died in early 2001) are disinterested non-employee directors as well as "outside directors" (as defined in Section 162(m) of the Internal Revenue Code).

  Compensation Policy. The goal of the Committee and the Compensation Subcommittee is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company attempts to realize this goal by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibilities.

  The Committee performs a general review each year of the Company's executive compensation. A key factor in the assessment of the compensation of the Company's executive officers is the Company's overall performance, in light of their principal responsibility for overall corporate policy-making, management and administration. However, the compensation of the Company's executive officers, including the Chief Executive Officer, is primarily determined pursuant to multi-year contracts and the Executive Cash Bonus Plan. Therefore, the Compensation Subcommittee primarily reviews each executive officer's compensation in connection with modifications or renewals of the executive's employment contract. The current compensation structure for the named executive officers (other than the Chief Executive Officer) resulted from a comprehensive review of the compensation package of the Company's President and the overall structure of the Company's incentive compensation programs for all executive employees, which culminated in the Compensation Subcommittee's authorization and direction to management in early 2000 to seek to enter into five-year employment agreements containing non-competition provisions with all executive officers.

  The principal forms of executive compensation used by the Company in recent years are base salary, bonuses, stock options, and, for certain executives, split-dollar (whole) life insurance policies and term insurance policies. The Company seeks to achieve a mix of these various forms of compensation which will properly compensate and motivate its executives on an individual basis commensurate with their relative levels of seniority and responsibility. A variety of factors are considered in arriving at the compensation paid to the Company's executive officers. No specific weighting was assigned to any of the factors considered in determining the remuneration paid to the named executive officers for 2000. Prior to seeking to enter into five-year employment agreements in the year 2000 (as noted above), the Committee's general goal had been to provide the executive officers (other than the Chief Executive Officer) with total compensation that, based on individual and Company performance viewed over an appropriate period of time, was generally between the 50th and 75th percentile of total compensation for executives with comparable positions at peer companies, as confirmed by an independent compensation consultant. The employment agreements signed by executive officers in the year 2000 did not alter this approach substantially. However, in the case of the Chief Executive Officer, compensation has historically been determined, as discussed below, by individualized assessment of his performance and by comparison to executives of other companies who have been "founders" (i.e., the persons most responsible for extraordinary growth and success at their companies, regardless of industry). The Committee believes that the Company's most direct competitors for executive talent are composed of a broader range of companies than those with which the Company would ordinarily be compared for stock performance purposes. Thus, the compensation comparison group included companies that are not included in the peer group index in the stock performance graph above.

  Base Salary. The Company's philosophy with respect to setting base salary is to compensate its executive officers with reasonable current income on a competitive basis. The base salary of the Chief Executive Officer increased by 5% in 2000 pursuant to the terms of the 1998 Compensation Agreement. The base salaries of Messrs. Brian L. Roberts, Brodsky, Smith and Alchin were increased by 5% each in 2000. The base salaries of Messrs. Smith and Alchin were increased pursuant to the terms of their employment agreements with the Company in effect at the beginning of 2000, and, as of January 1, 2001, the salaries of Messrs. Smith and Alchin were further increased in accordance with their employment agreements effective May 31, 2000. In entering into employment agreements with Messrs. Smith and Alchin in 2000, the Compensation Subcommittee considered its assessment of their performance, achievements and increased responsibilities over the past decade.

  Bonuses. Since 1996, annual cash bonuses for executive officers are primarily determined under the shareholder-approved Executive Cash Bonus Plan. Under the Executive Cash Bonus Plan, each executive designated by the Compensation Subcommittee is eligible to earn an annual bonus of up to 150% of his base salary and guaranteed bonus (the percentage applicable to each executive as determined by the Compensation Subcommittee), but not more than $3 million, based on annual Cash Flow performance targets established in advance by the Compensation Subcommittee. Based on the Company's Cash Flow for such period, 100% of the Target Bonuses were earned for 2000 under the plan. The Target Bonus for each of the named executive officers was based on the advice of an independent compensation consultant and the Compensation Subcommittee's assessment of the optimal mix of base and incentive cash compensation.

  The Executive Cash Bonus Plan was adopted based on the recommendation of the Company's independent compensation consultant and to satisfy the terms of the Company's employment agreements then in effect with Messrs. Smith and Alchin. The Compensation Subcommittee selected increases in Cash Flow as the single most significant measure of operating performance of the Company and other companies in the Company's industries.

  The named executive officers (other than the Chief Executive Officer and Mr. Brodsky) also earned certain other bonuses in 2000 which were related to the termination of a prior cash bonus plan, as discussed below.

  Equity-Based Incentive Compensation. The Company's equity-based incentive compensation is in the form of stock option grants. The Compensation Subcommittee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company and motivates these executives to seek to improve the long-term market performance of the Company's stock. Stock options produce value to executives only if the price of the Company's stock appreciates, thereby directly linking the interests of the executives with those of the Company's shareholders.

  The Compensation Subcommittee awarded stock options in 2000 to each of the named executive officers. In general, such option grants were based on a proportional relationship to the expected cash compensation of the option recipients, taking into account prior option grants and grants made at the same time to other executives of the Company. As provided in the Compensation Agreement, and as supported by the recommendation of its independent compensation consultant and its review of Mr. Brian L. Roberts' achievements on behalf of the Company over the five years prior to such time, Mr. Brian L. Roberts received in 2000 grants of options to purchase an aggregate of 4,000,000 shares of the Company's Class A Special Common Stock. See "Agreements with Executive Officers--

Compensation Agreement with Mr. Brian L. Roberts." However, with respect to the grant of options to purchase 1,000,000 shares made effective October 5, 2000, such options shall automatically convert to and become options to purchase shares of the Company's Class B Common Stock in the event and at such time as the shareholders may approve an amendment to the 1996 Stock Option Plan permitting such conversion. In determining that such options could convert to and become options to purchase shares of the Company's Class B Common Stock, the Compensation Subcommittee noted that the transition of control over the Class B Common Stock in 1997 from the Chief Executive Officer to Mr. Brian L. Roberts had served the Company well and that there were continuing significant benefits to the Company from the control by the Roberts family over the vote of the Class B Common Stock. The Committee and the Compensation Subcommittee determined that awarding options to purchase Class B Common Stock would encourage Mr. Brian L. Roberts to retain such stock once the options were exercised. The option grants to Messrs. Smith and Alchin were awarded in connection with the execution by such executive officers of their new employment agreements with the Company, and were generally based on a proportional relationship to their expected cash compensation and were consistent with options granted at the same time to other members of senior management of the Company.

  Equity Ownership Policy. The Company's Board of Directors has maintained a minimum equity ownership policy since 1998, applicable to substantially all executives of the Company with base salaries in excess of $150,000, as well as to directors. Executives and directors subject to the policy may not sell shares of common stock of the Company unless, following such sale, they continue to own at least an amount of the common stock with a value equal to a multiple of their annual base compensation from the Company. The Chief Executive Officer, as well as Mr. Brian L. Roberts, the Company's President, and all non-employee directors, are required to own stock with a value of five times base compensation; other executives are required to own stock with a value of one and one-half to four times their base compensation, depending on base compensation. Based on their current base compensation, each of the other named executive officers is required under the policy to own Company stock with a value of between three and one-half and four times his base compensation. For purposes of the policy, stock owned by an applicable person's spouse and children, stock owned pursuant to the Company's 1997 Deferred Stock Option Plan and 60% of the value of an applicable person's vested in-the-money stock options are considered owned by the applicable person. In addition, upon the approval by the shareholders of the 2001 Employee Stock Purchase Plan, shares of stock purchased pursuant to the terms of the 2001 Employee Stock Purchase Plan and held in a broker's account will be considered owned by the applicable person. The Compensation Subcommittee believes that such policy serves to align more fully the interests of management under the Company's equity-based incentive compensation programs with the interests of the Company's shareholders.

  Compensation of Chief Executive Officer. The Company's by-laws do not provide for a "Chief Executive Officer" of the Company. The Company has determined that, for 2000, Mr. Ralph J. Roberts, the Chairman of the Company's Board of Directors, was its chief executive officer for purposes of this Proxy Statement.

  The Chief Executive Officer's compensation for 2000 was determined under the terms of the 1993 Compensation Agreement and the 1998 Compensation Agreement. See "Agreements with Executive Officers--Compensation Agreement with the Chief Executive Officer." The levels of compensation provided under the 1993 Compensation Agreement and the 1998 Compensation Agreement were determined when such agreements were entered into or amended based on a review by the Committee and the Compensation Subcommittee and the Company's independent compensation consultant of compensation levels of chief executive officers at other companies in comparable industries and of certain chief executive officers in other industries who, like Mr. Ralph J. Roberts, were founders of companies and the persons primarily responsible for the growth of such companies over a substantial period of time. The Committee and Compensation Subcommittee also took into account its assessment of the importance of maintaining the continued active participation of the Chief Executive Officer in the Company's affairs over the periods covered by the 1993 Compensation Agreement and the 1998 Compensation Agreement, the Company's growth and overall performance during the ten years prior to 1993 and during the period from 1993 to 1998, and the Chief Executive Officer's prior compensation levels during those periods. The Committee and the Compensation Subcommittee did not consider specific performance measures in approving the 1993 Compensation Agreement and the 1998 Compensation Agreement, except to the extent that the 1993 Compensation Agreement provided for stock option grants in 1994 that were inherently related to possible future appreciation in the Company's Common Stock, and for bonuses and other compensation which replaced the Company's discretionary bonus plan, which also related to appreciation in the value of the Company's Common Stock over the period from 1986 through 1993.

  The Chief Executive Officer's compensation in 2000 consisted of the salary and benefits fixed by the 1998 Compensation Agreement, an award of options to purchase 250,000 shares of Class A Special Common Stock, and additional split-dollar life insurance benefits in an amount fixed in 1994. The split-dollar life insurance benefits were originally awarded pursuant to the Company's undertaking in the 1993 Compensation Agreement to replace the potential benefits provided prior to 1994 by a bonus plan that had been terminated, and such benefits were generally calculated to produce the same after-tax cost to the Company as the potential benefits to the Chief Executive Officer as of March 15, 1994 under the terminated bonus plan. When such benefits were awarded in 1994, the Company's compensation consultant reviewed the calculation of the potential benefits provided by the terminated discretionary bonus plan and of the expected after-tax cost of the additional split-dollar life insurance benefits, and advised the Committee that its actions awarding such benefits were appropriate and reasonable.

  The Compensation Subcommittee in 2000 also modified the terms of a variable Death Benefit arrangement included in the 1998 Compensation Agreement. The Death Benefit had replaced two bonus arrangements included in the 1993 Compensation Agreement that were based on appreciation of the Company's Class A Common Stock from the date of grant to the date of exercise of the Chief Executive Officer's options to purchase Class B Common Stock. The Compensation Subcommittee determined that the after-tax present value cost to the Company of the Death Benefit was $31.2 million, approximately equal to the cost of the bonuses that would otherwise have been paid. Under the terms of the Death Benefit, the Chief Executive Officer may request that the Company effectively invest portions of the Death Benefit in investments identified by the Chief Executive Officer. The formula under which the Death Benefit is calculated was amended in 2000 to eliminate as of October 2000 an 8% interest-charge offset on a $10.8 million portion of the Death Benefit, to the extent such portion was so invested, which offset otherwise would have terminated at the earlier of the Chief Executive's death or April 7, 2004. In making such modification, the Compensation Subcommittee took account of the fact that, in light of the Chief Executive Officer's continued health, the current actuarial value of the Death Benefit, and thus its expected value as of 1998, is substantially lower than was expected when the Death Benefit was created. The Compensation Subcommittee believes that the change was consistent with the original purpose of the Death Benefit to provide value equivalent to that of the two bonus arrangements which it replaced. The Compensation Subcommittee also took into account that the Chief Executive Officer continued to contribute significant efforts on behalf of the Company in matters of extreme importance to the Company and its shareholders.

  Compensation Related to Termination of Prior Cash Bonus Plan. Since 1994, and continuing in 2000, certain compensation to the named executive officers has related to the termination of a plan (approved by the Company's shareholders in 1986) under which the Board of Directors awarded cash bonuses to employees or directors exercising nonqualified options to reimburse such persons for the income taxes payable by them upon exercise of the options and receipt of the bonus. The Committee determined that this bonus plan did not come within any of the exceptions to Section 162(m) of the Internal Revenue Code, which became effective in 1994, and that if bonuses were to be awarded under such plan in 1994 or thereafter, they might not be deductible. In addition, in light of the appreciation in the Company's common stock over the period from 1987 to 1993, the Board of Directors determined that continuation of the bonus plan could impose significant cash burdens on the Company in future years. Accordingly, the Board of Directors terminated the bonus plan as of December 31, 1993. However, the Committee and Compensation Subcommittee recognized at such time that each of the named executive officers had a reasonable expectation of substantial future compensation under the bonus plan at the time it was terminated, and it undertook to replace such compensation over a period of years in a manner generally calculated to produce the same after-tax cost to the Company as the potential benefits under the terminated bonus plan with respect to appreciation in previously awarded nonqualified options prior to March 15, 1994. The Compensation Subcommittee has generally considered this compensation to be payment of compensation which was essentially earned as of 1994, and therefore has not taken it into account in assessing current compensation of the named executive officers.

  As part of the Committee's effort to replace the potential benefits provided by the Company's terminated bonus plan, the Committee has awarded annual lump-sum bonuses, or, in the case of the Chief Executive Officer, as noted under "Compensation of Chief Executive Officer," above, split-dollar life insurance benefits, to each of the named executive officers. The Company's compensation consultant advised the Committee that its actions to terminate the bonus plan and award the substitute compensation described above were appropriate and reasonable. The final such annual lump-sum bonuses were paid in 2000. The Committee expects to continue to maintain the split-dollar life insurance arrangements put in place for the Chief Executive Officer and Mr. Brodsky.

  Effect of Internal Revenue Code Section 162(m). Effective January 1, 1994,
Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated executive officers of a public company (determined as of the last day of the company's tax year) will not be deductible for federal income tax purposes.

  The Compensation Subcommittee engages in an ongoing review of the Company's compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid by the Company consistent with its existing commitments and ongoing competitive needs. Certain forms of compensation are not included in determining whether the $1 million limit under Section 162(m) has been exceeded, such as certain "performance-based" compensation adopted by a committee of at least two outside directors and approved by shareholders, compensation paid under binding written contracts (including nonqualified stock options) in effect prior to the proposal of the new provision, and compensation paid pursuant to certain plans approved by shareholders prior to enactment of the new provision. These forms of compensation continue to be deductible without regard to Section 162(m). In general, compensation pursuant to nonqualified options granted to date under the Company's 1987 Stock Option Plan and 1996 Stock Option Plan will continue to be deductible for federal income tax purposes when the options are exercised, and bonuses awarded under the Executive Cash Bonus Plan will be deductible when paid.

  The Compensation Subcommittee adopted the Executive Cash Bonus Plan to conform to the requirements of Section 162(m) for deductibility of the bonus payments awarded under such plan. See "Description of Executive Cash Bonus Plan" under Proposal Four above.

  With respect to the 1993 and 1998 Compensation Agreements, a portion of the compensation paid to the Chief Executive Officer will not or may not be deductible under Section 162(m) to the extent it is paid during the course of his employment as an executive officer of the Company. The amount of compensation paid to the Chief Executive Officer in 2000 that is expected to be nondeductible to the Company is approximately $1,069,000. In addition, approximately $658,000 of the compensation paid in 2000 to Mr. Brian L. Roberts, the Company's President, is also expected to be nondeductible under
Section 162(m), due principally to the payment of amounts to cover premiums on term life insurance policies and bonuses related to income tax liabilities arising therefrom, the payment of amounts with respect to income tax obligations arising upon the exercise of certain stock options and other incidental taxable fringe benefits, the fair market value of which was considered non-performance-based compensation for tax purposes in 2000.

  The Compensation Subcommittee determined that the Company should provide the above-described compensation regardless of its nondeductibility or potential nondeductibility, based on, among other things, (1) its determination of a fair and competitive compensation level for the officers involved taking into account their contributions to the Company, which, in the case of the Chief Executive Officer, extend over the entire course of the Company's history and
(2) the relatively minimal effect on the Company of forgoing deductibility of the specific annual compensation in excess of $1 million.

                   Members of the Compensation Subcommittee
                             Joseph L. Castle, II
                               Bernard C. Watson

                     Members of the Compensation Committee
                              Sheldon M. Bonovitz
                             Joseph L. Castle, II
                               Bernard C. Watson

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2002 must be received by January 2, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to Stanley Wang, Executive Vice President and Secretary, at the address of the Company set forth on the first page of this Proxy Statement. Notwithstanding the foregoing, shareholders with suggestions on the nomination of directors must comply with the procedures set forth under the caption "Committees and Meetings of the Board of Directors."

  A shareholder may wish to have a proposal presented at the Annual Meeting of Shareholders in 2002, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. Pursuant to
Section 2-9 of the Company's by-laws, notice of any such proposal must be received by the Company between March 8, 2002 and April 7, 2002. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal should be directed to Stanley Wang, Executive Vice President and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                            SOLICITATION OF PROXIES

  The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO "INVESTOR RELATIONS" AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                    ANNEX A

                              COMCAST CORPORATION
                            AUDIT COMMITTEE CHARTER
                              Adopted May 1, 2000

I. Purpose

  The principal purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process by, among other things, reviewing significant financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or others, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

  In discharging its oversight role, the Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, outside auditors or other experts for this purpose.

  The Committee shall review the adequacy of this Charter on an annual basis.

II. Membership

  The Committee shall be comprised of no fewer than three members of the Board, one of whom shall be appointed by the Board as the Committee's chairperson. The Committee's composition shall meet the requirements of the rules of the National Association of Securities Dealers, Inc., through its Nasdaq Stock Market, Inc. ("Nasdaq") subsidiary. All of the members shall be directors who, except as may otherwise be permitted under the Nasdaq rules, have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Each member of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise, as the foregoing qualifications are interpreted by the Board in its business judgment.

III. Key Responsibilities

  The Committee is to serve in an oversight capacity and is not intended to be part of the Company's operational or managerial decision-making process. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing the financial statements. Additionally, the Committee recognizes that the Company's financial management, including the internal audit staff, as well as the Company's outside auditors, have more time, knowledge and detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any certification as to the outside auditors' work.

  Consistent with the above, the Committee shall:

    Provide an open avenue of communication among management, the internal audit staff, the outside auditors and the Board.

    Review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K) prior to their filing with the Securities and Exchange Commission (or prior to such distribution, if earlier) and, in connection therewith, review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as it may be modified or supplemented.

    Either on its own or through its chairperson, review with the outside auditors, prior to the Company's filing of each quarterly report on Form 10-Q with the Securities and Exchange Commission, the Company's interim financial statements to be included in such Form 10-Q and the matters required to be discussed by SAS No. 71, as it may be modified or supplemented.

    Discuss with management, the internal audit staff, and the outside auditors the quality and adequacy of the Company's internal accounting and financial controls.

    Receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard No. 1.

    Discuss with the outside auditors any disclosed relationships or services contained in the formal written statement received from the outside auditors that may impact the objectivity and independence of the outside auditors.

    Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

  The outside auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders, and these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

                              COMCAST CORPORATION
                       2001 EMPLOYEE STOCK PURCHASE PLAN


1.   Purpose.

     The Comcast Corporation 2001 Employee Stock Purchase Plan (the "Plan") is intended to encourage and facilitate the purchase of Shares of the Class A Special Common Stock of Comcast Corporation (the "Company"), by Eligible Employees of the Company and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Code.

2.   Definitions.

     (a) "Account" means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

     (b) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Brokerage Account" means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.

     (e) "Change of Control" means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company having more than 50 percent of the voting power for the election of directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Compensation Committee of the Board.

     (h) "Company" means Comcast Corporation.

     (i) "Compensation" means an Eligible Employee's wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.

     (j) "Election Form" means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

     (k) "Eligible Employee" means an Employee who is not an Ineligible
Employee.

     (l) "Eligible Employer" means the Company and any subsidiary of the Company, within the meaning of section 424(f) of the Code.

     (m) "Employee" means a person who is an employee of a Participating
Company.

     (n) "Fair Market Value" means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.

     (o) "Five Percent Owner" means an Employee who, with respect to a Participating Company, is described in section 423(b)(3) of the Code.

     (p) "Ineligible Employee" means an Employee who, as of an Offering Commencement Date:

          (1) Is a Five Percent Owner;

          (2) Has been continuously employed by a Participating Company on a full-time basis for less than 90 days;

          (3) Has been continuously employed by a Participating Company on a part-time basis for less than one year; or

          (4) Is restricted from participating under Paragraph 3(b) of the Plan.

For purposes of this Paragraph 2(p), an Employee is employed on a part-time basis if the Employee customarily works less than 20 hours per week. For purposes of this Paragraph 2(p), an Employee is employed on a full-time basis if the Employee customarily works 20 or more hours per week.

     (q) "Offering" means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.

     (r) "Offering Commencement Date" means the first day of each January 1, April 1, July 1 and October 1 beginning on or after Offerings are authorized by the Board or the Committee, until the Plan Termination Date.

     (s) "Offering Period" means the period extending from an Offering Commencement Date through the following Offering Termination Date.

     (t) "Offering Termination Date" means the last day of each March, June, September and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.

     (u) "Participant" means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.

     (v) "Participating Company" means, as provided in Schedule A to the Plan, the Eligible Employers, if any, that are approved by the Board or the Committee from time to time.

     (w) "Payroll Deductions" means amounts withheld from a Participant's Compensation pursuant to the Plan, as described in Paragraph 5 of the Plan.

     (x) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

     (y) "Plan" means the Comcast Corporation 2001 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

     (z) "Plan Termination Date" means the earlier of:

          (1) The Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 of the Plan have been issued pursuant to the Plan; or

          (2) The date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14 of the Plan.

     (aa) "Purchase Price" means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

     (bb) "Roberts Family." Each of the following is a member of the Roberts
Family:

          (1) Brian L. Roberts;

          (2) a lineal descendant of Brian L. Roberts; or

          (3) a trust established for the benefit of any of Brian L. Roberts and/or a lineal descendant or descendants of Brian L. Roberts.

     (cc) "Shares" means shares of the Company's Class A Special Common Stock, par value, $1.00.

     (dd) "Successor-in-Interest" means the Participant's executor or administrator, or such other person or entity to whom the Participant's rights under the Plan shall have passed by will or the laws of descent and distribution.

     (ee) "Terminating Event" means any of the following events:

          (1) the liquidation of the Company; or

          (2) a Change of Control.

     (ff) "Third Party" means any Person, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Company, an Affiliate of the Company or any member or members of the Roberts Family.

     (gg) "Termination Form" means the written or electronic form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to Paragraph 7 of the Plan.

3.   Eligibility and Participation.

     (a) Eligibility. Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan.

     (b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering to the extent that:

          (1) Immediately after the purchase of Shares, such Employee would be a Five Percent Owner; or

          (2) A purchase of Shares would permit such Employee's rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to section 423(b)(8) of the Code) for each calendar year in which such right to purchase Shares is outstanding.

     (c)  Commencement of Participation.    An Eligible Employee shall become a
Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7 of the Plan.

4.   Shares Per Offering.

     The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period (when such Offering Period is authorized by the Board or the Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 8(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.   Payroll Deductions.

     (a) Amount of Payroll Deductions. On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 10 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year shall not exceed $10,000. The rules established by the Committee regarding Payroll Deductions, as reflected on the Election Form, shall be consistent with section 423(b)(5) of the Code.

     (b) Participants' Accounts. All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) of the Plan shall be credited to the Participant's Account under the Plan.

     (c) Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in Paragraph 7(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6.   Purchase of Shares.

     (a) In General. On each Offering Termination Date, each Participant shall be deemed to have purchased a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant's Account as of the Offering Termination Date, by the Purchase Price, rounded to the next lowest whole Share. Shares deemed purchased by a Participant under the Plan shall be credited to the Participant's Brokerage Account as soon as practicable following the Offering Termination Date.

     (b) Terminating Events. The Company shall give Participants at least 30 days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

     (c) Fractional Shares and Minimum Number of Shares. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the purchase of Shares under the Plan shall be credited to the Participant's Account for the next succeeding Offering, or, at the Participant's election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

     (d) Transferability of Rights to Purchase Shares. No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant's lifetime other than by the Participant.

7.   Withdrawals.

     (a) Withdrawal of Account. A Participant may elect to withdraw the balance credited to the Participant's Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.

     (b) Notification of Withdrawal. A Participant may withdraw all, but not less than all, of the amounts credited to the Participant's Account by delivering a Termination Form to the Committee at least 10 days preceding the Offering Termination Date. All amounts credited to such Participant's Account shall be paid as soon as practicable following the Committee's receipt of the Participant's Termination Form, and no further Payroll Deductions will be made with respect to the Participant. A Participant who elects to withdraw from an Offering pursuant to Paragraph 7(a) of the Plan shall not be eligible to participate in the Offering next following the date on which the Participant delivers a Termination Form to the Committee.

     (c) Termination of Employment. Upon termination of a Participant's employment for any reason other than death, including termination due to disability or continuation of an approved leave of absence beyond the Offering Period which commenced prior to beginning of an approved leave of absence, all amounts credited to such Participant's Account shall be returned to the Participant. In the event of a Participant's (1) termination of employment due to death or (2) death after termination of employment but before the Participant's Account has been returned, all amounts credited to such Participant's Account shall be returned to the Participant's Successor-in-Interest.

8.   Interest.

     No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant's Account.

9.   Shares.

     (a) Maximum Number of Shares; Adjustments. Subject to adjustment as provided in this Paragraph 9, not more than 4,250,000 Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan. Shares delivered pursuant to the Plan may, at the Company's option, be either treasury Shares or Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term "Shares" in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board's or the Committee's adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

     (b) Participant's Interest in Shares. A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant's Brokerage Account.

     (c) Crediting of Shares to Brokerage Account. Shares purchased under the Plan shall be credited to the Participant's Brokerage Account as soon as practicable following the Offering Termination Date.

     (d) Restrictions on Purchase. The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.

10.  Expenses.

     The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11.  Taxes.

     The Participating Companies shall have the right to withhold from each Participant's Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. In connection with such withholding, the Participating Companies may make any such arrangements as they may deem necessary or appropriate to protect their interests.

12.  Plan and Contributions Not to Affect Employment.

     The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

13.  Administration.

     The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.

14.  Amendment and Termination.

     The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

15.  Effective Date.

     The Plan shall be effective on the date it is adopted by the Board, subject to approval by the Company's shareholders within one year of the adoption of the Plan by the Board. Any rights to purchase Shares made available before the approval of the Plan by the Company's shareholders shall be expressly conditioned upon such approval, and no Share certificates shall be issued until such approval. If shareholder approval is not received within 12 months before or after the date of the initial adoption of the Plan by the Board, no Share certificates shall be issued and all amounts credited to Participants' Accounts with respect to such Shares shall be returned to Participants as soon as administratively practicable.

16.  Government and Other Regulations.

     (a) In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

     (b) Securities Law. The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.

17.  Non-Alienation.

     No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant's Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

18.  Notices.

     Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

     If to the Company:

     Comcast Corporation
     1500 Market Street
     Philadelphia, PA, 19102
     Fax:  215-981-7794
     Attention:  General Counsel

     Or any other address provided pursuant to notice provided by the Committee.

     If to the Participant:

     At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.

19.   Successors.

     The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

20.   Severability.

     If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

21.   Acceptance.

     The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

22.   Applicable Law.

     This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.


       Executed as of the __________ day of ____________________, 200__.



                                                  COMCAST CORPORATION


                                               By:_________________________



                                               Attest:  ___________________

                                   SCHEDULE A

                            Participating Companies



Comcast Corporation
Comcast Cable Communications, Inc. and its subsidiaries
Comcast Online Communications, Inc.

                              COMCAST CORPORATION

                         1996 EXECUTIVE CASH BONUS PLAN
                     (as amended through March 21, 2001)

          1. PURPOSE

          The purpose of the Plan is to provide, subject to shareholder approval and approval by the Committee (as defined below), performance-based cash bonus compensation for certain employees of Comcast Corporation, a Pennsylvania corporation (the "Company") in accordance with a formula that is based on the financial success of the Company as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

          2. DEFINITIONS

          The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Cash Flow" shall mean the operating income before depreciation and amortization for the Company and those of its affiliates which are included with the Company in its consolidated financial statements as prepared by the Company in accordance with generally accepted accounting principles.

          "Committee" shall mean the Subcommittee on Performance-Based Compensation of the Compensation Committee of the Board of Directors.

          "Company" shall mean Comcast Corporation, a Pennsylvania corporation, and any successor thereto.

          "First Tier Goal" shall mean the performance goal, measured in terms of level of Cash Flow, as established by the Committee for each Plan Year. The First Tier Goal is the performance measure which, if achieved, permits payment to each Participant of 66% of the Participant's Target Bonus. The Committee shall in all events establish the First Tier Goal for each Plan Year no later than 90 days after the first day of the Plan Year or, if sooner, within the first 25% of the Plan Year. The First Tier Goal shall be established at the discretion of the Committee, provided, however, that the Committee must determine that, as of the date the First Tier Goal is established, it is substantially uncertain whether the level of Cash Flow required to meet the First Tier Goal will be achieved.

          "Participant" shall mean those persons eligible to participate in the Plan in accordance with Section 3.

          "Plan" shall mean the Comcast Corporation 1996 Executive Cash Bonus Plan.

          "Plan Year" shall mean the calendar year, except that the first Plan Year shall be the period from July 1, 1996 through December 31, 1996.

          "Second Tier Goal" shall mean the performance goal, measured in terms of level of Cash Flow, as established by the Committee for each Plan Year. The Second Tier Goal is the performance measure which, if achieved, permits payment to each Participant of 100% of the Participant's Target Bonus. The Committee shall establish the Second Tier Goal for each Plan Year at the same time that it establishes the First Tier Goal for such Plan Year. The Second Tier Goal shall be a level of Cash Flow chosen at the discretion of the Committee that is higher than the level of Cash Flow chosen for the Plan Year as the First Tier Goal.

          "Target Bonus" shall mean, with respect to any Participant for any Plan Year, the sum of (a) the Target Percentage of the Participant's base salary and any guaranteed bonus (other than any bonus awarded on account of the termination as of December 31, 1993, of the Company's discretionary cash bonus plan) as of the first day of the Plan Year and (b) the amount, if any, of such Participant's Target Bonus for any prior Plan Year which was not earned due to failure to meet the First Tier Goal or the Second Tier Goal; provided, however, that in no event shall any Participant's Target Bonus for any Plan Year exceed $3,000,000.

          "Target Percentage" shall mean, with respect to any Participant for any Plan Year, a percentage, not to exceed 150%, established by the Committee with respect to such Participant and such Plan Year. If no other percentage is selected by the Committee, the Target Percentage shall be 50%.

          3. PARTICIPATION

          The Participants in the Plan shall be

          (a) Brian L. Roberts, Lawrence S. Smith, John R. Alchin and Stanley Wang;

          (b) Effective for Plan Years beginning after 1999, Brian L. Roberts, Lawrence S. Smith, John R. Alchin, Stanley Wang, Stephen B. Burke, Michael A. Tallent, Bradley P. Dusto and David N. Watson;

          (c) Effective for Plan Years beginning after 2000, Brian L. Roberts, Lawrence S. Smith, John R. Alchin, Stanley Wang, Stephen B. Burke, Michael A. Tallent, Bradley P. Dusto, David N. Watson, Arthur R. Block, Mark A. Coblitz and Robert A. Pick; and

          (d) Effective for Plan Years beginning after 2003, Brian L. Roberts, Lawrence S. Smith, John R. Alchin, Stanley Wang, Stephen B. Burke, Michael A. Tallent, Bradley P. Dusto, David N. Watson, Arthur R. Block, Mark A. Coblitz, Robert A. Pick and Lawrence J. Salva.

In addition, Participants in the Plan shall include such other key executives as may be designated by the Committee to participate in the Plan from time to time.

          4. TERM OF PLAN

          The original effective date of the Plan was July 1, 1996. Subject to approval of the shareholders of the Company, the Plan shall continue until all amounts required to be paid with respect to all Plan Years up through and including the Plan Year ending December 31, 2006 are paid by the Company, unless the Plan is sooner terminated by the Board of Directors.

          5. BONUS ENTITLEMENT

          Each Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification by the Committee that the performance goals set forth in Section 6 have been satisfied. The bonus payment under the Plan shall be paid to each Participant as soon as practicable following the close of the Plan Year with respect to which the bonus is to be paid. Notwithstanding anything contained herein to the contrary, no bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders.

          6. AMOUNT OF PERFORMANCE-BASED COMPENSATION BONUS

          (a) Each Participant in the Plan shall be entitled to a bonus with respect to a Plan Year which is equal to 66% of the Participant's Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the First Tier Goal, and 100% of the Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the Second Tier Goal. If the level of Cash Flow for the Plan Year is higher than the First Tier Goal and lower than the Second Tier Goal, the bonus with respect to such Plan Year shall be such percentage of the Participant's Target Bonus in excess of 66% as is determined by prorating the difference between 100% and 66% according to the level of Cash Flow in excess of the First Tier Goal divided by the difference between the levels of Cash Flow represented by the Second Tier Goal and the First Tier Goal. If the level of Cash Flow for a Plan Year is below the First Tier Goal established with respect to such Plan Year, no bonus shall be payable under the Plan for that Plan Year.

          (b) In the event any payment of a bonus otherwise payable under the Plan occurs more than two months after the close of the Plan Year with respect to which the bonus is paid because the required disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders delays such bonus payment, the amount of the bonus otherwise payable shall be increased by the amount such bonus payment would earn if it were invested in an investment bearing a 7% annual rate of return, compounded daily, or such other reasonable rate of interest as may be determined by the Committee, during the period from the close of the Plan Year with respect to which such bonus is paid and the date the bonus is actually paid.

          (c) Notwithstanding anything contained herein to the contrary, in the event there is a significant acquisition or disposition of any assets, business division, company or other business operations of the Company that is reasonably expected to have an effect on Cash Flow as otherwise determined under the terms of the Plan, the First Tier Goal and the Second Tier Goal shall be adjusted to take into account the impact of such acquisition or disposition by increasing or decreasing such goals in the same proportion as Cash Flow of the Company would have been affected for the prior Plan Year on a pro forma basis had such an acquisition or disposition occurred on the same date during the prior Plan Year (except in the case of the first Plan Year the adjustment shall be made by reference to the effect such an acquisition or disposition on the same date during the prior calendar year would have had on Cash Flow for the period commencing July 1, 1995 and ending December 31, 1995). Such adjustment shall be based upon the historical equivalent of Cash Flow of the assets so acquired or disposed of for the prior Plan Year, as shown by such records as are available to the Company, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior Plan Year and the current Plan Year.

          (d) Notwithstanding the determination of the amount of a Participant's bonus payable with respect to any Plan Year under Section 6(a), the Committee shall have the discretion to reduce or eliminate the bonus otherwise payable to a Participant if it determines that such a reduction or elimination of the bonus is in the best interests of the Company.

          7. COMMITTEE

          (a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

              (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

              (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

              (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

          The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

              (b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

              (c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

              (d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

              (e) Inspection of Documents. The Committee shall make available to each Participant, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant under the Plan.

          8. TERMINATION AND AMENDMENT

          The Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under provisions of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code Section 162(m).

          9.  MISCELLANEOUS PROVISIONS

              (a) Unsecured Creditor Status. A Participant entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future.

              (b) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

              (c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

              (d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

              (e) Incapacity. If the Committee determines that a Participant is unable to care for his affairs because of illness or accident, any benefit due such Participant under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

              (g) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

              (h) Withholding. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

                   Executed this 21st day of March, 2001.


                                    COMCAST CORPORATION



                                      BY:
                                          -----------------------------------


                                      ATTEST:
                                             --------------------------------

                           [FORM OF PROXY -- CLASS A]

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                       OF DIRECTORS OF COMCAST CORPORATION

     The undersigned, a holder of Class A Common Stock of COMCAST CORPORATION (the "Company"), hereby constitutes and appoints RALPH J. ROBERTS and STANLEY WANG, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 6, 2001 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, West Tower, 9th Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present, as follows:

     Unless otherwise specified, the shares will be voted "FOR" the election of all ten nominees for director and "FOR" the other proposals set forth on the reverse side. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2000 FINANCIAL REPORT OF COMCAST CORPORATION.

           (Continued and to be dated and signed on the reverse side)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

[X] Please mark your votes as in this example.

     1.   Election of ten Directors

          [  ]  FOR         [  ]  WITHHELD

Except authority to vote withheld for the following Nominee(s):
                                                               --------------

01-Ralph J. Roberts, 02-Julian A. Brodsky, 03-Brian L. Roberts,
04-Decker Anstrom, 05-Sheldon M. Bonovitz, 06-Joseph L. Castle, II, 07-Felix G. Rohatyn, 08-Bernard C. Watson, 09-Irving A. Wechsler,
10-Anne Wexler.

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2001 fiscal year.

          [  ]  FOR         [  ]  AGAINST         [  ]  ABSTAIN

     3.   To approve the adoption of the 2001 Employee Stock Purchase Plan.

          [  ]  FOR         [  ]  AGAINST         [  ]  ABSTAIN

     4.   To approve an amendment to the 1996 Executive Cash Bonus Plan.

          [  ]  FOR         [  ]  AGAINST         [  ]  ABSTAIN

     5. To vote on such other business which may properly come before the meeting.

                                 Change of Address and/or Comments mark here [ ]

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.


----------------------------------------

SIGNATURE(S)                        DATE

--------------------------------------------------------------------------------

            IF CASTING VOTES BY MAIL, DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD IN ENCLOSED POSTAGE-PREPAID ENVELOPE


[logo of Comcast Corporation appears here]   Comcast Corporation
                                             P.O. Box 11059
                                             New York, N.Y. 10203-0059

                                VOTE BY INTERNET
                          24 HOURS A DAY, 7 DAYS A WEEK

INTERNET                                     MAIL

http://www.eproxyvote.com/cmcsa              Mark, sign and date your proxy card
                                             and return it in the postage-paid
Use the Internet to vote your proxy.         envelope we have provided.

Have your proxy card in hand when            If you have submitted your proxy
you access the website. You will be          by the Internet there is no
prompted to enter your control number,       need for you to mail back your
located in the box above, to                 proxy.
create an electronic ballot.

Your Internet vote authorizes the named
proxies to vote your shares in the same
manner as if you marked, signed and
returned the proxy card.

Votes submitted via the Internet as described herein must be received by 5:00 p.m. eastern time on June 5, 2001.